                                                                     Exhibit 4.2










                    PASS THROUGH TRUST AGREEMENT, SERIES A-2
                          Dated as of February 12, 2001



                            AHOLD LEASE U.S.A., INC.


                                       and


                           FIRST UNION NATIONAL BANK,
                             as Pass Through Trustee



                                  $250,720,000

                    Ahold Lease Series A-2 Pass Through Trust
               8.62% Initial Pass Through Certificates, Series A-2
              8.62% Exchange Pass Through Certificates, Series A-2

Reconciliation and tie between Ahold Lease Series A-2 Pass Through Trust Agreement dated as of February 12, 2001, and the Trust Indenture Act of 1939. This reconciliation does not constitute part of this Agreement.

      Trust Indenture Act                          Pass Through Trust
       of 1939 Section                             Agreement Section
      -------------------                          -----------------
           310(a)(1)                                   7.08
              (a)(2)                                   7.08
           312(a)                                      3.06; 8.01; 8.02
           313(a)                                      7.06; 8.05
           314(a)                                      8.04(a),(c) & (d)
              (a)(4)                                   8.04(e)
              (c)(1)                                   1.02
              (c)(2)                                   1.02
              (d)(1)                                   7.13; 11.01
              (d)(2)                                   7.13; 11.01
              (d)(3)                                   2.01
              (e)                                      1.02
           315(b)                                      7.02
           316(a)(last sentence)                       1.04(c)
              (a)(1)(A)                                6.04
              (a)(1)(B)                                6.05
              (b)                                      6.07
              (c)                                      1.04(e)
           317(a)(1)                                   6.03
              (b)                                      7.13
           318(a)                                     12.06

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                                TABLE OF CONTENTS
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ARTICLE I  DEFINITIONS............................................................................................2

         Section 1.01.  Definitions...............................................................................2
         Section 1.02.  Compliance Certificates and Opinions.....................................................11
         Section 1.03.  Form of Documents Delivered to Pass Through Trustee......................................11
         Section 1.04.  Acts of Certificateholders...............................................................12

ARTICLE II  ORIGINAL ISSUANCE OF CERTIFICATES;
         ACQUISITION OF NOTES....................................................................................13

         Section 2.01.  Issuance of Certificates; Acquisition of Notes...........................................13
         Section 2.02.  Acceptance by Pass Through Trustee.......................................................14
         Section 2.03.  Limitation of Powers.....................................................................14

ARTICLE III  THE CERTIFICATES....................................................................................14

         Section 3.01.  Form, Denomination and Execution of Certificates.........................................14
         Section 3.02.  Restrictive Legends......................................................................17
         Section 3.03.  Authentication of Certificates...........................................................19
         Section 3.04.  Temporary Certificates...................................................................19
         Section 3.05.  Registration of Transfer and Exchange of Certificates....................................20
         Section 3.06.  Book-Entry Provisions for Global Certificates............................................21
         Section 3.07.  Transfer Provisions......................................................................22
         Section 3.08.  Mutilated, Destroyed, Lost or Stolen Certificates........................................26
         Section 3.09.  Persons Deemed Owners....................................................................26
         Section 3.10.  Cancellation.............................................................................26
         Section 3.11.  Limitation of Liability for Payments.....................................................26

ARTICLE IV  DISTRIBUTIONS; STATEMENTS TO
         CERTIFICATEHOLDERS......................................................................................27

         Section 4.01.  Certificate Account and Special Payments Account.........................................27
         Section 4.02.  Distributions from Certificate Accounts and Special Payments Accounts....................27
         Section 4.03.  Statements to Certificateholders.........................................................29
         Section 4.04.  Investment of Special Payment Moneys.....................................................29
         Section 4.05.  Adjustment of Interest Rates Applicable to Certificates..................................30

ARTICLE V  THE COMPANY...........................................................................................30

         Section 5.01.  Maintenance of Corporate Existence; Limitation on Activities.............................30
         Section 5.02.  Consolidation, Merger or Sale of Assets..................................................30

                                      (i)
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ARTICLE VI  DEFAULT..............................................................................................31

         Section 6.01.  Events of Default........................................................................31
         Section 6.02.  Incidents of Sale of Notes...............................................................32
         Section 6.03.  Judicial Proceedings Instituted by Pass Through Trustee; Pass
                  Through Trustee May Bring Suit.................................................................33
         Section 6.04.  Control by Certificateholders............................................................33
         Section 6.05.  Waiver of Past Defaults..................................................................34
         Section 6.06.  Undertaking to Pay Court Costs...........................................................34
         Section 6.07.  Right of Certificateholders to Receive Payments Not to Be Impaired.......................35
         Section 6.08.  Certificateholders May Not Bring Suit Except Under Certain Conditions....................35
         Section 6.09.  Remedies Cumulative......................................................................36

ARTICLE VII  THE PASS THROUGH TRUSTEE............................................................................36

         Section 7.01.  Certain Duties and Responsibilities......................................................36
         Section 7.02.  Notice of Defaults.......................................................................36
         Section 7.03.  Certain Rights of Pass Through Trustee...................................................37
         Section 7.04.  Not Responsible for Recitals or Issuance of Certificates.................................38
         Section 7.05.  May Hold Certificates....................................................................38
         Section 7.06.  Money Held in Trust......................................................................38
         Section 7.07.  Compensation and Reimbursement...........................................................38
         Section 7.08.  Corporate Trustee Required; Eligibility..................................................40
         Section 7.09.  Resignation and Removal; Appointment of Successor........................................40
         Section 7.10.  Acceptance of Appointment by Successor...................................................42
         Section 7.11.  Merger, Conversion, Consolidation or Succession to Business..............................43
         Section 7.12.  Maintenance of Agencies..................................................................43
         Section 7.13.  Money for Certificate Payments to Be Held in Trust.......................................44
         Section 7.14.  Registration of Notes in Pass Through Trustee's Name.....................................45
         Section 7.15.  Representations and Warranties of Pass Through Trustee...................................46
         Section 7.16.  Withholding Taxes; Information Reporting.................................................46
         Section 7.17.  Trustee's Liens..........................................................................46
         Section 7.18.  Preferential Collection of Claims........................................................47

ARTICLE VIII  CERTIFICATEHOLDERS' LISTS AND REPORTS BY PASS THROUGH TRUSTEE......................................47

         Section 8.01.  The Company to Furnish Pass Through Trustee with Names and Addresses of
                  Certificateholders.............................................................................47
         Section 8.02.  Preservation of Information; Communications to Certificateholders........................47
         Section 8.03.  Records by the Company...................................................................47
         Section 8.04.  Reports by the Company...................................................................48
         Section 8.05.  Reports by the Pass Through Trustee......................................................48

ARTICLE I  SUPPLEMENTAL TRUST AGREEMENTS.........................................................................49

         Section 9.01.  Supplemental Agreements Without Consent of Certificateholders............................49

                                      (ii)
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         Section 9.02.  Supplemental Agreements with Consent of Certificateholders...............................50
         Section 9.03.  Documents Affecting Immunity or Indemnity................................................51
         Section 9.04.  Execution of Supplemental Agreements.....................................................51
         Section 9.05.  Effect of Supplemental Agreements........................................................51
         Section 9.06.  Conformity with Trust Indenture Act......................................................52
         Section 9.07.  Reference in Certificates to Supplemental................................................52

ARTICLE X  AMENDMENTS TO THE INDENTURE AND NOTE DOCUMENTS........................................................52

         Section 10.01.  Amendments and Supplements to Indentures and Other Note Documents.......................52

ARTICLE XI  TERMINATION OF PASS THROUGH TRUST....................................................................53

         Section 11.01.  Termination of the Pass Through Trust...................................................53

ARTICLE XII  MISCELLANEOUS PROVISIONS............................................................................54

         Section 12.01.  Limitation on Rights of Certificateholders..............................................54
         Section 12.02.  Certificates Nonassessable and Fully Paid...............................................54
         Section 12.03.  Notices.................................................................................54
         Section 12.04.  Governing Law...........................................................................55
         Section 12.05.  Severability of Provisions..............................................................55
         Section 12.06.  Trust Indenture Act Controls............................................................56
         Section 12.07.  Effect of Headings and Table of Contents................................................56
         Section 12.08.  Successors and Assigns..................................................................56
         Section 12.09.  Benefits of Agreement...................................................................56
         Section 12.10.  Legal Holidays..........................................................................56
         Section 12.11.  Counterparts............................................................................56
         Section 12.12.  Communication by Certificateholders with Other Certificateholders.......................56
         Section 12.13.  Intention of Parties....................................................................57

EXHIBITS
Exhibit A - Form of Certificate
Exhibit B - Form of Institutional Accredited Investor Letter
Exhibit C - Form of Transfer Certificate

                                     (iii)
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

                          PASS THROUGH TRUST AGREEMENT


                  This PASS THROUGH TRUST AGREEMENT (this "Agreement"), dated as of February 12, 2001, among Ahold Lease U.S.A., Inc., a Delaware corporation, and First Union National Bank, a national banking association, as trustee of the Pass Through Trust (as defined below) (the "Pass Through Trustee"), is made with respect to the formation of the Ahold Lease Series A-2 Pass Through Trust. Capitalized terms used herein have the meanings set forth in Section 1.01.

                                   WITNESSETH:

                  WHEREAS, the Company intends to lease the Properties pursuant to 46 separate leveraged lease transactions (each, a "Transaction" and, collectively, the "Transactions");

                  WHEREAS, in connection with each Transaction, the related Lessor will issue, on a non-recourse basis pursuant to an Indenture, Notes to finance a portion of the purchase price of the Property to be acquired by the related Lessor in such Transaction;

                  WHEREAS, the Pass Through Trustee shall issue Certificates hereunder corresponding to the Notes of the same tenor to be issued in connection with the Transactions;

                  WHEREAS, pursuant to the terms and conditions of this Agreement and the Participation Agreement entered into by the Pass Through Trustee simultaneously with or prior to the execution and delivery of this Agreement, series of Notes of the same tenor, interest rate and maturity as the related series of Certificates will be sold by the relevant Lessors to the Pass Through Trustee, and the Pass Through Trustee shall purchase such Notes and hold such Notes in trust for the benefit of the Certificateholders;

                  WHEREAS, the Pass Through Trustee, upon execution and delivery of this Agreement, hereby declares the creation of this Pass Through Trust for the benefit of the initial Certificateholders, and the Certificateholders as the grantors of the Pass Through Trust, by their respective acceptances of the Certificates, join in the creation of this Pass Through Trust with the Pass Through Trustee;

                  WHEREAS, all of the conditions and requirements necessary to make this Agreement, when duly executed and delivered, a valid binding and legal instrument, enforceable in accordance with its terms for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Agreement in the form and with the terms hereof have been in all respects duly authorized;

                  WHEREAS, to facilitate the sale of the Notes to the Pass Through Trust and the purchase of the Notes by the Pass Through Trust, the Company has duly authorized the execution and delivery of this Agreement and understands that it will be deemed to be the "issuer", as such term is defined in and solely for purposes of the Securities Act of 1933, as amended (the

"Securities Act"), of the Certificates issued pursuant hereto and the "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), with respect to all such Certificates and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Pass Through Trustee.

                  WHEREAS, upon issuance of the Exchange Certificates, if any, or the effectiveness of the Shelf Registration Statement, this Agreement, as amended or supplemented from time to time, will be subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

                  NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Definitions. (a) Capitalized terms used in this Agreement, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the applicable Participation Agreements, unless the context hereof shall otherwise require.

                  (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

                  (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (5) unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation"; and

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                  (6) all references herein to actions taken by the Pass Through
         Trust shall be deemed to mean actions taken by the Pass Through Trustee acting for the benefit of the Pass Through Trust.

                  Act: When used with respect to any Certificateholder has the meaning specified in Section 1.04.

                  Affiliate: With respect to any Person, has the meaning specified in Appendix A to the related Participation Agreement.

                  Applicable Procedures: Means, with respect to any transfer or exchange of or for beneficial interests in any Global Certificate, the rules and procedures of DTC, Euroclear and Clearstream, Luxembourg that apply to such transfer or exchange.

                  Authorized Agent:  Means any Paying Agent or Registrar.

                  Avoidable Tax: Has the meaning specified in Section 7.09(e).

                  Business Day: Has the meaning specified in Appendix A to the related Participation Agreement.

                  Certificate: Means any one of the Initial Certificates or Exchange Certificates that are authenticated by the Pass Through Trustee and Outstanding.

                  Certificate Account: Means the account created and maintained for the benefit of the Certificateholders pursuant to Section 4.01(a).

                  Certificate Owner: Means, when used in Article IV, the Person for whom a Participant acts.

                  Certificate Owner Request: Means a request to the Pass Through Trustee to receive the reports and other information the Company or Royal Ahold or any other Person is required to furnish to the Pass Through Trustee pursuant to the Operative Agreements, which request certifies that the Person making the request is a Certificateholder or Certificate Owner. Any Certificateholder or Certificate Owner making a Certificate Owner Request may specify its election to receive such information from the Pass Through Trustee on an ongoing basis.

                  Certificateholder: Means the Person in whose name a Certificate is registered in the Register.

                  Certificate Purchase Agreement: Means a purchase agreement dated January 26, 2001 among Royal Ahold, the Company and each Initial Purchaser of the Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Clearing Agency: Means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  Clearstream, Luxembourg: Means Clearstream Banking, societe anonyme.

                  Code:  Means the Internal Revenue Code of 1986, as amended.

                  Commission: Means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing or performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

                  Company: Means Ahold Lease U.S.A., Inc., a Delaware corporation, or its successor in interest, an indirect wholly-owned subsidiary of Royal Ahold.

                  Corporate Trust Office: When used with respect to the Pass Through Trustee or any Indenture Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered and which is designated in writing to the Company.

                  Definitive Certificates: Has the meaning specified in Section 3.01(g).

                  Direction: Has the meaning specified in Section 1.04(c).

                  Distribution Compliance Period: Has the meaning specified in
         Section 3.01(f).

                  DTC: Means The Depository Trust Company, its nominees and their respective successors.

                  Eligible Account: Means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b).

                  Eligible Institution: Means an institution whose (1) short-term debt obligations are rated at least A-2 by S&P and P-2 by Moody's if the deposits are to be held for less than 30 days or (2) long-term senior unsecured debt obligations are rated at least A- by S&P and A3 by Moody's if the deposits are to be held in the account for 30 days or more.

                  ERISA: Means the Employment Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.

                  Euroclear: Means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear system.

                  Event of Default: Means an Indenture Default under any Indenture pursuant to which Notes held by the Pass Through Trust were issued.

                  Exchange Act: Means the United States Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

                  Exchange Certificates: Means the pass through certificates issued in exchange for the Initial Certificates pursuant to the Registration Rights Agreement and authenticated under this Agreement.

                  Exchange Offer: Means the exchange offer which may be made pursuant to the Registration Rights Agreement to exchange Initial Certificates for Exchange Certificates.

                  Exchange Offer Registration Statement: Means the registration statement that, pursuant to the Registration Rights Agreement, is filed by the Company and Royal Ahold with the Commission with respect to (i) the exchange of Initial Certificates for Exchange Certificates and (ii) the Other Certificates.

                  Fractional Undivided Interest: Means the fractional undivided interest in the Trust Property that is evidenced by a Certificate.

                  Global Certificates: Has the meaning specified in Section 3.01(f).

                  Global Exchange Certificate: Has the meaning specified in
         Section 3.01(h).

                  Illiquidity Event: Has the meaning specified in Section 1.4(b) of the First Supplemental Indenture to the related Indenture.

                  Indenture: With respect to each Note, means (i) the related Trust Indenture dated as of the date hereof between the relevant Lessor and the relevant Indenture Trustee entered into in connection with a Transaction, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and (ii) any trust indenture, mortgage, leasehold mortgage, assignment of lease and rent and security agreement or analogous document between the Company and the relevant Indenture Trustee, entered into in connection with the assumption by the Company of the indebtedness evidenced by any Note as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Indenture Default: With respect to any Indenture, means any "Indenture Event of Default", as such term is defined in such Indenture.

                  Indenture Trustee: With respect to any Note or the Indenture applicable thereto, means the bank or trust company designated as trustee under such Indenture, not in its individual capacity but solely as indenture trustee, together with any successor to such trustee appointed pursuant thereto.

                  Initial Certificates: Means the Certificates issued and authenticated under this Agreement, other than the Exchange Certificates, substantially in the form of Exhibit A hereto.

                  Institutional Accredited Investor: Means an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

                  Issuance Date: Means the date of the issuance of the Initial Certificates.

                  Lease: With respect to each Note, means the lease between Lessor, as lessor, and the Lessee, as lessee, referred to in the related Indenture as such lease may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Lease Event of Default: With respect to any Lease, means any "Event of Default", as such term is defined in such Lease.

                  Lease Property: With respect to any Note, has the meaning specified in Appendix A of the related Participation Agreement.

                  Lessee: With respect to each Lease, means the Company, as lessee under such Lease.

                  Lessor: With respect to each Lease, means the relevant lessor under such Lease.

                  Moody's: Means Moody's Investors Service, Inc.

                  Non-U.S. Person: Means a Person that is not a "U.S. person", as defined in Regulation S.

                  Note: Means any Series A-2 Note issued under an Indenture, including any Notes issued under any such Indenture in replacement or substitution therefor, to be acquired by the Pass Through Trustee in accordance with the terms hereof.

                  Note Documents: When used with respect to any Note, means the related Indenture, Participation Agreement, Lease, Guarantee and other Operative Agreements (as defined in such Indenture) relating to such Note, and, when used with respect to the Notes issued in connection with all of the Transactions, means, collectively, the Note Documents relating to all of the Notes.

                  Officer's Certificate: Means a certificate signed, in the case of the Company or a Lessor, by the President or any Vice President of the Company or such Lessor (or its managing member), respectively, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company or such Lessor (or its managing member), respectively, or, in the case of an Indenture Trustee, by a Responsible Officer of such Indenture Trustee.

                  Opinion of Counsel: Means an opinion in writing, signed by legal counsel, who (a) in the case of counsel for the Company may be
         (i) the General Counsel, Deputy General Counsel or the Senior Legal Counsel of the Company or any Affiliate thereof, (ii) White & Case LLP or (iii) such other counsel designated by the Company and reasonably acceptable to the Pass Through Trustee and (b) in the case of a Lessor or an Indenture Trustee, such counsel as may be designated by either of them whether or not such counsel is an employee of either of them, and who shall be reasonably acceptable to the Pass Through Trustee.

                  Other Certificates: Means the pass through trust certificates issued pursuant to the Other Pass Through Trust Agreement.

                  Other Pass Through Trust Agreement: Means the Pass Through Trust Agreement Series A-1, dated as of February 12, 2001.

                  Outstanding: When used with respect to Certificates, means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement, except:

                           (i) Certificates theretofore cancelled by the Registrar or delivered to the Pass Through Trustee or the Registrar for cancellation;

                           (ii) all of the Certificates if money in the full amount required to make the final distribution payment to be made pursuant to Section 11.01 has been theretofore deposited with the Pass Through Trustee in trust for the Certificateholders as provided in Section 4.01 pending distribution of such money to the Certificateholders pursuant to such final distribution payment; and

                           (iii) Certificates in exchange for or in lieu of
                  which other Certificates have been issued, authenticated and delivered pursuant to this Agreement.

                  Owner Participant: With respect to any Note, means the "owner participant" referred to in the Indenture pursuant to which such Note is issued and any permitted successor or assign of such Owner Participant; and "Owner Participants" means all of the "owner participants" referred to in the Indentures.

                  Participants: Has the meaning specified in Section 3.06(a).

                  Participation Agreements: With respect to the Notes, means the participation agreements among the related Owner Participants, the related Lessors, the Lessee, the related Sellers, the Pass Through Trustee, the Indenture Trustee and certain other Persons party thereto, setting forth the terms and conditions upon which the Notes will be issued and purchased and certain other transactions will take place as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Pass Through Trust: Means the Ahold Lease Series A-2 Pass Through Trust created by this Agreement, the estate of which consists of the Trust Property.

                  Pass Through Trustee: Means the institution executing this Agreement as trustee, or its successor in interest, and any successor trustee appointed as provided herein.

                  Paying Agent: Means the paying agent maintained and appointed pursuant to Section 7.12.

                  Permitted Investments: Has the meaning specified in Appendix A to the related Participation Agreement.

                  Person: Means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any department or agency or political subdivision thereof or any other entity.

                  Pool Balance: Means as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Notes held in the Pass Through Trust on such date plus any amount in respect of the principal payment on such Notes held by the Pass Through Trustee and not yet distributed. The Pool Balance as of any Regular Distribution Date or Special Distribution Date, if any, shall be computed after giving effect to the payment of principal (and/or accretion of discount) if any, on the Notes held in the Pass Through Trust and distribution thereof to be made on that date.

                  Pool Factor: Means as of any Regular Distribution Date or Special Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of the Certificates by
         (ii) the aggregate original face amount of the Certificates. The Pool Factor as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal (and/or accretion of discount), if any, of the Related Notes and any distribution thereof to be made on that date.

                  QIB: Means a qualified institutional buyer as defined in Rule 144A.

                  Rating Agency: Has the meaning specified in Appendix A to the related Participation Agreement.

                  Rating Agency Confirmation: Means a prior written confirmation from each Rating Agency received by each of the Company, Royal Ahold and the Pass Through Trustee that a specified action or event shall not result in the downgrade, qualification or withdrawal of such Rating Agency's then current credit rating on the Certificates then Outstanding.

                  Record Date: Means (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution, the June 15th or December 15th (whether or not a Business
         Day) next preceding such Regular Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) of the month next preceding such Special Distribution Date.

                  Register and Registrar: The register maintained and the registrar appointed pursuant to Sections 3.05 and 7.12, respectively.

                  Registration Rights Agreement: Means the Registration Rights Agreement dated as of January 26, 2001 among the representatives of the Initial Purchasers, the Company and Royal Ahold, as amended and supplemented or otherwise modified from time to time in accordance with its terms.

                  Regular Distribution Date: When used with respect to distributions of Scheduled Payments in respect of the Certificates means each date designated as a Regular Distribution Date in the Certificates issued pursuant to this Agreement until payment of all the Scheduled Payments to be made under such Notes held in Trust has been made; provided, however, that, if any such day is not a Business Day, the related distribution shall be made on the next succeeding Business Day without any additional interest.

                  Regulation S: Means Regulation S under the Securities Act.

                  Regulation S Definitive Certificates: Has the meaning specified in Section 3.01(g).

                  Regulation S Global Certificate: Means a Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate, as appropriate.

                  Regulation S Permanent Global Certificate: Has the meaning specified in Section 3.01(f).

                  Regulation S Temporary Global Certificate: Has the meaning specified in Section 3.01(f).

                  Rent: Has the meaning specified in Appendix A to the related Participation Agreement.

                  Request: Means a request by the Company setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02.

                  Responsible Officer: When used with respect to the Pass Through Trustee or any Indenture Trustee, means any officer in the Corporate Trust Office of the Pass Through Trustee or such Indenture Trustee, as the case may be, having direct responsibility for the administration of the Operative Agreements (as defined in the relevant Indenture), or any other officer of the Pass Through Trustee or such Indenture Trustee customarily performing functions similar to those performed by the persons who at the time, shall be such officers, respectively, or to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  Restricted Certificates: Has the meaning specified in Section 3.02(a).

                  Restricted Definitive Certificates: Has the meaning specified in Section 3.01(g).

                  Restricted Global Certificate: Has the meaning specified in
         Section 3.01(e).

                  Restricted Legend: Has the meaning specified in Section
         3.02(a).

                  Royal Ahold: Means Koninklijke Ahold N.V., a public company with limited liability organized under the laws of The Netherlands, or its successor in interest.

                  Rule 144A: Means Rule 144A under the Securities Act.

                  S&P: Means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  Scheduled Payment: When used with respect to a Regular Distribution Date, means any payment (other than a Special Payment) of principal of and/or interest on a Note due from the Lessor which issued such Note, which installment represents the regularly scheduled payment of principal at the stated maturity of such installment of principal on such Note, or the payment of regularly scheduled interest accrued on the unpaid principal amount of such Note, or both.

                  Securities Act: Has the meaning specified in the recitals at the beginning of this Agreement.

                  Shelf Registration Statement: Means the shelf registration statement which may be required to be filed by the Company and Royal Ahold with the Commission pursuant to the Registration Rights Agreement, other than an Exchange Offer Registration Statement.

                  Special Distribution Date: Means (i) when used with respect to the redemption or purchase of any Note, the Business Day on which such redemption or purchase is scheduled to occur pursuant to the terms of the related Indenture and (ii) when used with respect to any Special Payment other than as described in clause (i) of the definition of Special Payments, the earliest Business Day for which it is practicable for the Pass Through Trustee to give notice pursuant to Section 4.02(c) 20 days prior thereto.

                  Special Payments: When used with respect to any Note, means
         (i) any payment of principal of, premium, if any, and interest on such Note resulting from the redemption or purchase of such Note pursuant to the related Indenture, (ii) any payment of principal of and interest (including any interest accruing upon default) on, or any other amount in respect of, such Note upon an Indenture Default or upon an acceleration under the related Indenture, and (iii) any Scheduled Payment or any payment which is not in fact paid within five days of the Regular Distribution Date or Special Distribution Date applicable by the Pass Through Trustee pursuant to Article VI; and Special Payments means all of such Special Payments.

                  Special Payments Accounts: Means the accounts created and maintained pursuant to Section 4.01(b).

                  Surviving Entity: Has the meaning specified in Section 5.02.

                  Transaction or Transactions: Has the meaning specified in the recitals at the beginning of this Agreement.

                  Trust Indenture Act: Has the meaning specified in the recitals at the beginning of this Agreement.

                  Trust Property: Means the Notes held as the property of the Pass Through Trust and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited with the Pass Through Trustee in the Certificate Account and the Special Payments Account, any proceeds from the sale of the Notes by the Pass Through Trustee pursuant to Article VI and all rights of the Pass Through Trust and the Pass Through Trustee, on behalf of the Pass Through Trust, under the applicable Note Documents.

                  Section 1.02. Compliance Certificates and Opinions. Upon any application or request (a "Request") by the Company, a Lessor or an Indenture Trustee to the Pass Through Trustee to take any action under any provision of this Agreement, the Company, such Lessor or such Indenture Trustee (unless the Indenture Trustee and the Pass Through Trustee are the same entity), as the case may be, shall furnish to the Pass Through Trustee (i) an Officer's Certificate stating that, in the opinion of the signer(s), all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished; provided that no Opinion of Counsel need be furnished in connection with the initial issuance of the Certificates.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to Section 8.04(c)) shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (3) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  Section 1.03. Form of Documents Delivered to Pass Through Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

                  Section 1.04. Acts of Certificateholders. (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Agreement in respect of the Certificates to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing by such Certificateholder; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Pass Through Trustee and, where it is hereby expressly required, to the Company or any Indenture Trustee for the Notes. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Pass Through Trustee, the Company and such Indenture Trustee, if made in the manner provided in this Section 1.04.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Pass Through Trustee deems sufficient.

                  (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any direction, consent, request, demand, authorization, notice or waiver (a "Direction") under this Agreement, Certificates owned by the Company, Royal Ahold, any Lessor, an Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be outstanding under this Agreement for purposes of any such determination. In determining whether the Pass Through Trustee shall be protected in relying upon any such Direction, only Certificates which a Responsible Officer of the Pass Through Trustee has actual knowledge are so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee certifies in writing, upon which certification the Pass Through Trustee is protected in relying, as to the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, a Lessor, an Owner Participant or any Affiliate of any such Person.

                  (d) For all purposes of this Agreement, all Initial Certificates and all Exchange Certificates shall vote and take all other actions of Certificateholders together as one class of Certificates.

                  (e) The Company may at its option by delivery of an Officer's Certificate to the Pass Through Trustee set a record date to determine the Certificateholders entitled to give any Direction or other Act. Notwithstanding
Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such Direction or other Act may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such Direction or other Act, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such Direction or other Act by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after the record date.

                  (f) Any Direction or other Act by the Certificateholder of any Certificate shall bind the Certificateholder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction or Act is made upon such Certificate.

                  (g) Except as otherwise provided in Section 1.04(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.

                                   ARTICLE II

                       ORIGINAL ISSUANCE OF CERTIFICATES;
                              ACQUISITION OF NOTES

                  Section 2.01. Issuance of Certificates; Acquisition of Notes. Prior to or concurrently with the execution and delivery of this Agreement, the Pass Through Trustee shall also execute and deliver with respect to each Leased Property the Participation Agreement, in the form delivered to the Pass Through Trustee on or prior to the date of the execution and delivery hereof. Upon the written request of the Company and the satisfaction or waiver of closing conditions specified in the Participation Agreement, the Pass Through Trustee shall execute, authenticate and deliver the Initial Certificates in authorized denominations equaling in the aggregate the amount set forth in Schedule I to the Certificate Purchase Agreement under the column heading "Series A-2 Certificates", such Initial Certificates evidencing in the aggregate the entire ownership interest in the Pass Through Trust, which amount shall equal the maximum aggregate principal amount of Notes to be purchased by the Pass Through Trustee under the

Participation Agreement with respect to all of the Properties. On the Issuance Date, the Pass Through Trustee shall purchase, pursuant to the terms and conditions of the related Indentures, the Notes contemplated to be purchased by the Pass Through Trustee under the related Indentures at a purchase price equal to the consideration so received for the Certificates. Except as provided in Sections 3.04, 3.05, 3.06, 3.07 and 3.08, the Pass Through Trustee shall not execute, authenticate or deliver Initial Certificates in excess of the aggregate amount specified in this Section 2.01. The aggregate Fractional Undivided Interest of Certificates shall not at any time exceed $250,720,000.

                  Section 2.02. Acceptance by Pass Through Trustee. The Pass Through Trustee, upon the execution and delivery of this Agreement, acknowledges its acceptance of all right, title and interest in and to the Trust Property acquired pursuant to Section 2.01 and declares that the Pass Through Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, in segregated accounts as provided herein, for the benefit of all present and future holders of Certificates, upon the trusts herein set forth. By its payment for and acceptance of each Certificate issued to it hereunder, each initial Certificateholder as grantor of the Pass Through Trust thereby joins in the creation and declaration of the Pass Through Trust.

                  Section 2.03. Limitation of Powers. The Pass Through Trust is constituted solely for the purpose of making investments in the Notes, and, except as set forth herein, the Pass Through Trustee is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass Through Trustee is not authorized or empowered to do anything that would cause the Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including, as subject to this restriction, acquiring any Lease Property by bidding the Notes or otherwise, or taking any action with respect to any such Lease Property once acquired).

                                   ARTICLE III

                                THE CERTIFICATES

                  Section 3.01. Form, Denomination and Execution of Certificates. (a) The Initial Certificates shall be known as the "8.62% Initial Pass Through Certificates, Series A-2" and the Exchange Certificates shall be known as the "8.62% Exchange Pass Through Certificates, Series A-2", in each case, of the Pass Through Trust. Each Certificate will represent fractional undivided interests in the Trust Property, shall be issued in fully registered form only without interest coupons and shall be substantially in the form attached hereto as Exhibit A, with such appropriate omissions, variations, substitutions and insertions as are permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any Clearing Agency, any securities exchange on which the Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Pass Through Trustee or by the officer executing such Certificates, such determination by said officer to be evidenced by his or her execution of the Certificates. The Certificates shall not be issued in bearer form.

                  (b) engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.

                  (c) The Initial Certificates shall be issued in fully registered form only without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a denomination of less than $100,000. The Exchange Certificates will be issued in denominations of $1,000 or integral multiples thereof, except that one Certificate may be issued in a denomination of less than $1,000.

                  (d) The Certificates shall be executed on behalf of the Pass Through Trust by manual or facsimile signature of a Responsible Officer of the Pass Through Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Pass Through Trustee shall be valid and binding obligations of the Pass Through Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates.

                  (e) Certificates offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Certificates substantially in the form of Exhibit A hereto with such applicable legends as are provided for in Section 3.02 (each a "Restricted Global Certificate") duly executed and authenticated by the Pass Through Trustee as hereinafter provided. Such Restricted Global Certificates shall be in fully registered form and shall be registered in the name of DTC, or its nominee, and deposited with the Pass Through Trustee, at its Corporate Trust Office, as custodian for DTC. The Fractional Undivided Interest of any Restricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Pass Through Trustee, as custodian for DTC for such Restricted Global Certificate, as provided in Section 3.07 hereof, which adjustments shall be conclusive as to the Fractional Undivided Interest of any such permanent Restricted Global Certificate.

                  (f) Certificates offered and sold outside the United States in reliance on Regulation S shall be issued initially in the form of one or more temporary global Certificates substantially in the form of Exhibit A hereto with such applicable legends as are provided in Section 3.02 hereof (each, a "Regulation S Temporary Global Certificate") duly executed and authenticated by the Pass Through Trustee as hereinafter provided. Such Regulation S Temporary Global Certificates shall be in fully registered form and shall be registered in the name of DTC, or its nominee, and deposited with the Pass Through Trustee, at its Corporate Trust Office, as custodian for DTC, for credit to the respective accounts of beneficial owners of such Certificates (or to such other accounts as they may direct) at Euroclear and/or Clearstream, Luxembourg. The Distribution Compliance Period (as defined below) shall be terminated upon the receipt by the Pass Through Trustee of (i) a written certificate from DTC, together with copies of certificates from Euroclear and Clearstream, Luxembourg, certifying that they have received certification of non-United States beneficial ownership of 100% of the Fractional Undivided Interest of the Regulation S Temporary Global Certificate (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance

Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Restricted Global Certificate), and (ii) any certificates required pursuant to Rule 903 under the Securities Act. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Certificate shall be exchanged for beneficial interests in the form of one or more permanent global Certificates substantially in the form of Exhibit A hereto (each, a "Regulation S Permanent Global Certificate") pursuant to the Applicable Procedures. Neither the Certificateholder nor the beneficial owners of the beneficial interests in such Regulation S Temporary Global Certificate shall be entitled to receive payment of interest thereon until such beneficial interest is exchanged for a beneficial interest in the Regulation S Permanent Global Certificate. Simultaneously with the authentication of the Regulation S Permanent Global Certificate, the Pass Through Trustee shall cancel the Regulation S Temporary Global Certificate. The Fractional Undivided Interest of the Regulation S Temporary Global Certificate and the Regulation S Permanent Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Pass Through Trustee, as custodian for DTC for such Global Certificate, as provided in Section 3.07 hereof, which adjustments shall be conclusive as to the Fractional Undivided Interest of such Regulation S Global Certificate. The Restricted Global Certificate and the Regulation S Global Certificates are sometimes collectively referred to herein as the "Global Certificates". As used herein, the term "Distribution Compliance Period", with respect to the Regulation S Global Certificates offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of (i) the first date on which the Certificates are offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Issuance Date.

                  (g) Certificates offered and sold to any Institutional Accredited Investor which is not a QIB in a transaction exempt from registration under the Securities Act (and other than as described in Section 3.01(e)) shall be issued substantially in the form of Exhibit A hereto in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Section 3.02 (the "Restricted Definitive Certificates") duly executed and authenticated by the Pass Through Trustee as hereinafter provided. Certificates issued pursuant to Section 3.06(b) in exchange for interests in a Restricted Global Certificate shall be issued in the form of a Restricted Definitive Certificate and Certificates issued pursuant to Section 3.06(b) in exchange for an interest in a Regulation S Permanent Global Certificate shall be issued in definitive, fully registered form without interest coupons (the "Regulation S Definitive Certificates"). The Restricted Definitive Certificates and the Regulation S Definitive Certificates are sometimes collectively referred to herein as the "Definitive Certificates".

                  (h) The Exchange Certificates shall be issued in the form of one or more global Certificates substantially in the form of Exhibit A hereto (each, a "Global Exchange Certificate"), except that (i) the restricted legend shall be omitted and (ii) such Exchange Certificates shall contain such appropriate insertions, omissions, substitutions and other variations from the form set forth in Exhibit A hereto relating to the nature of the Exchange Certificates as the Responsible Officer of the Pass Through Trustee executing such Exchange Certificates on behalf of the Pass Through Trust may determine, as evidenced by such officer's execution on behalf of the Pass Through Trust of such Exchange Certificates. Such Global Exchange Certificates shall be in registered form and be registered in the name of DTC and deposited with the Pass Through

Trustee, at its Corporate Trust Office, as custodian for DTC. The Fractional Undivided Interest of any Global Exchange Certificate may from time to time be increased or decreased by adjustments made on the records of the Pass Through Trustee, as custodian for DTC for such Global Exchange Certificate, which adjustments shall be conclusive as to the Fractional Undivided Interest of any such Global Exchange Certificate.

                  Section 3.02. Restrictive Legends. (a) All Certificates issued pursuant to this Agreement for resale pursuant to Rule 144A or offered and sold to any Institutional Accredited Investor which is not a QIB (including any Global Certificate issued upon registration of transfer, in exchange for or in lieu of such Certificates) shall be "Restricted Certificates". Each Certificate shall bear a legend to the following effect (the "Restricted Legend") unless the Company instructs the Pass Through Trustee otherwise consistent with applicable law:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). YOU, THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREE THAT THIS CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OF THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (UPON DELIVERY TO THE PASS THROUGH TRUSTEE AND AHOLD LEASE U.S.A., INC. OF AN OPINION OF COUNSEL AND OTHER DOCUMENTATION AS THE PASS THROUGH TRUSTEE OR AHOLD LEASE U.S.A., INC. MAY REQUEST), (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OF THE SECURITIES ACT (IF APPLICABLE), (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (6) TO AHOLD LEASE U.S.A., INC. OR ANY AFFILIATE (AS DEFINED IN RULE 501(b) OF REGULATION D UNDER THE SECURITIES ACT) OF AHOLD LEASE U.S.A., INC. AND, IN EACH OF THE FOREGOING CASES, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                  (b) Each Global Certificate shall bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE PASS THROUGH TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS

         REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.06 AND 3.07 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.

                   (c) The Regulation S Temporary Global Certificate shall bear the following legend on the face thereof:

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR PERMANENT OR CERTIFICATED CERTIFICATES, ARE AS SPECIFIED IN THE PASS THROUGH TRUST AGREEMENT. NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

         THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE IS EXCHANGEABLE IN WHOLE OR IN PART FOR ONE OR MORE GLOBAL CERTIFICATES ONLY (1) ON OR AFTER THE TERMINATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S) AND (2) UPON PRESENTATION OF CERTIFICATES REQUIRED BY
         SECTION 3.01(f) OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN. UPON EXCHANGE OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE FOR ONE OR MORE GLOBAL CERTIFICATES, THE PASS THROUGH TRUSTEE SHALL CANCEL THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE.

                  (d) Each Certificate shall also bear the following legend on the face thereof:

         BY YOUR ACQUISITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN, YOU COVENANT AND AGREE, FOR THE BENEFIT OF THE INDENTURE TRUSTEES, THE PASS THROUGH TRUSTEES, KONINKLIJKE AHOLD N.V., AHOLD LEASE U.S.A., INC. AND THE LESSORS HEREIN REFERRED TO, THAT (A) YOU ARE NOT A PLAN (AS DEFINED BELOW) AND THAT YOU ARE NOT PURCHASING OR HOLDING SUCH CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, OR WITH THE ASSETS OF, A PLAN OR (B) YOUR PURCHASE, HOLDING AND DISPOSITION OF THIS CERTIFICATE OR INTEREST HEREIN IS

         EXEMPT FROM THE PROHIBITED TRANSACTION RULES OF ERISA (AS DEFINED BELOW) AND THE CODE (AS DEFINED BELOW) PURSUANT TO ONE OR MORE APPLICABLE STATUTORY OR ADMINISTRATIVE PROHIBITED TRANSACTION EXEMPTIONS. FOR THESE PURPOSES, A "PLAN" INCLUDES AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO TITLE I OF ERISA, A "PLAN" (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE")), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF SUCH EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN THE ENTITY.

                  Section 3.03. Authentication of Certificates. (a) Subject to
Section 2.01, the Pass Through Trustee shall duly authenticate and deliver Certificates in authorized denominations equaling the aggregate principal amount of the Notes contemplated to be purchased by the Pass Through Trustee pursuant to the Participation Agreements for all the Transactions, which together shall evidence in the aggregate the entire ownership interest in the Pass Through Trust.

                  (b) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto executed by the Pass Through Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (c) Certificates bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Pass Through Trustee shall be valid and binding obligations of the Pass Through Trust notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office on the date of such Certificates.

                  Section 3.04. Temporary Certificates. Pending the preparation of permanent Certificates, the Pass Through Trustee may execute, authenticate and deliver temporary Certificates, which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by their execution of such temporary Certificates.

                  If temporary Certificates are issued, the Pass Through Trustee will cause permanent Certificates to be prepared without unreasonable delay. After the preparation of permanent Certificates, the temporary Certificates shall be exchangeable for permanent Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Pass Through Trustee, or at the office or agency of the Pass Through Trustee maintained in accordance with
Section 7.12, without charge to the holder. Upon surrender for cancellation of any one or more temporary Certificates, the Pass Through Trustee shall execute, authenticate and deliver in exchange therefor permanent Certificates of authorized denominations of a like Fractional Undivided Interest. Subject to Section 3.01(f), until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as permanent Certificates.

                  Section 3.05. Registration of Transfer and Exchange of Certificates.

                  (a) The Pass Through Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of
Section 7.12 a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Pass Through Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Pass Through Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Company, upon written notice to the Pass Through Trustee may change the Registrar at any time. All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid obligations of the Pass Through Trust, evidencing the same interest therein, and entitled to the same benefits under this agreement as the Certificates surrendered upon such transfer or exchange.

                  (b) Subject to the provisions of Section 3.07, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency, the Pass Through Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Fractional Undivided Interest.

                  (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at the office or agency referred to in paragraph (a) of this Section 3.05; provided, that a Restricted Certificate may only be exchanged for another Restricted Certificate, until such restrictions on such Restricted Certificate shall cease and terminate in accordance with the terms of Section 3.07 and provided further, that no exchanges of Initial Certificates for Exchange Certificates shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission (notice of which shall be provided to the Pass Through Trustee by the Company). No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of transfer by the Registrar in the Register. Prior to the registration of any transfer by a Certificateholder as provided herein, the Pass Through Trustee shall treat the Person in whose name the Certificate is registered as the owner thereof for all purposes and the Pass Through Trustee shall not be affected by notice to the contrary. Whenever any Certificates are so surrendered for transfer or exchange, the Registrar shall register the transfer or make the exchange as requested, if the requirements for such transaction are met and the Pass Through Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the transfer or exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

                  (d) No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Pass Through Trustee shall require payment by the Certificateholders of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Section 3.06. Book-Entry Provisions for Global Certificates.
(a) Global Certificates shall (i) be registered in the name of DTC or its nominee, (ii) be delivered to the Pass Through Trustee, as custodian for DTC, and (iii) bear the applicable legends set forth in Section 3.02. Members of, or participants in, DTC ("Participants") shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Pass Through Trustee as its custodian, and DTC may be treated by the Pass Through Trustee and any agent of the Pass Through Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Pass Through Trustee or any agent of the Pass Through Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Participants, the operation of customary practices governing the exercise of the rights of a holder of any Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record DTC as the registered holder of such Global Certificate.

                  (b) Transfers of any Global Certificate shall be limited to transfers of such Restricted Global Certificate or Regulation S Global Certificate in whole, but not in part, to DTC. Beneficial interests in the Restricted Global Certificate and any Regulation S Global Certificate may be transferred in accordance with the Applicable Procedures of DTC and the provisions of Section 3.07. Beneficial interests in a Global Certificate shall be delivered to all beneficial owners thereof in the form of Restricted Definitive Certificates or Regulation S Definitive Certificates, as the case may be, if:

                  (i)          DTC notifies the Pass Through Trustee at any time
                           that it is unwilling or unable to continue as depositary for such Global Certificate and a successor depositary is not appointed by the Company within 90 days of such notice;

                  (ii)         the Company, at its option, gives notice to the
                           Pass Through Trustee in writing of its election to terminate book-entry settlement through DTC in respect of the Certificates; or

                  (iii)        during the continuation of an Event of Default,
                           owners of beneficial interests in a Global
                           Certificate representing not less than a majority in Fractional Undivided Interest of the Certificates give notice to the Pass Through Trustee, the Company and DTC through Participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in their best interests;

provided that in no event shall the Regulation S Temporary Global Certificate be exchanged for Definitive Certificates prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Pass Through Trustee of any certificates required pursuant to Rule 903 under the Securities Act. The Company shall not be liable if it is unable to locate a qualified successor clearing agency.

                  (c) Any beneficial interest in one of the Global Certificates that is transferred to a Person who takes delivery in the form of an interest in another Global Certificate will, upon such transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

                  (d) In connection with the transfer of an entire Restricted Global Certificate or an entire Regulation S Global Certificate to the beneficial owners thereof pursuant to paragraph (b) of this Section 3.06, such Restricted Global Certificate or Regulation S Global Certificate, as the case may be, shall be deemed to be surrendered to the Pass Through Trustee for cancellation, and the Pass Through Trustee shall execute, authenticate and deliver to each beneficial owner identified by DTC, in exchange for its beneficial interest in such Restricted Global Certificate or Regulation S Global Certificate, as the case may be, an equal Fractional Undivided Interest of Restricted Definitive Certificates or Regulation S Definitive Certificates, as the case may be, of authorized denominations. None of the Company, the Registrar, the Paying Agent or the Pass Through Trustee shall be liable for any delay in delivery of instructions by DTC and may conclusively rely on, and shall be protected in relying on, the registration instructions provided by DTC. Upon the issuance of Definitive Certificates, the Pass Through Trustee shall recognize the Person in whose name the Definitive Certificates are registered in the Register as Certificateholders hereunder.

                  (e) Any Definitive Certificate delivered in exchange for an interest in the Restricted Global Certificate pursuant to paragraph (b) of this
Section 3.06 shall, except as otherwise provided by paragraph (e) of Section 3.07, bear the Restricted Legend.

                  (f) The registered holder of any Global Certificate may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Certificateholder is entitled to take under this Agreement or the Certificates.

                  Section 3.07. Transfer Provisions. Unless and until (i) an Initial Certificate is sold under an effective Shelf Registration Statement or
(ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the terms of the Registration Rights Agreement, the following transfer provisions shall apply to such Initial Certificates:

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Certificate to any Institutional Accredited Investor which is neither a QIB nor a Non-U.S. Person (excluding transfers by a Participant holding Regulation S Definitive Certificates or a beneficial interest in the Regulation S Permanent Global Certificate):

                           (i) The Pass Through Trustee shall register the transfer of any Initial Certificate or a beneficial interest therein, whether or not bearing the Restricted Legend, only if
                  (x) the requested transfer is at least two years (or such shorter period as may be specified under Rule 144 under the Securities Act) after the later of the original issue date of the Certificates and the last date on which such Initial Certificate was held by the Company, the Pass Through Trustee or any Affiliate of any of such Persons or (y) (a) the proposed transferee has checked the applicable box provided for on the form of Certificate, if in definitive form, (b) the proposed transferor has provided the Pass Through Trustee with a certificate substantially in the form of Exhibit C, (c) the transferor or transferee has delivered to the Pass Through Trustee and the Company an opinion of counsel in form and scope satisfactory to the Pass Through Trustee and the Company, (d) the transferee has executed a certificate substantially in the form of Exhibit B hereto and (e) the Fractional Undivided Interest of the Certificates being transferred is at least $100,000. Except as provided in the foregoing sentence, the Registrar shall not register the transfer of any Certificate to any Institutional Accredited Investor which is neither a QIB nor a Non-U.S. Person.

                           (ii) If the proposed transferor is a Participant holding a beneficial interest in a Restricted Global Certificate, upon receipt by the Pass Through Trustee of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with DTC's and the Pass Through Trustee's procedures, the Pass Through Trustee shall reflect on its books and records the date of the transfer and a decrease in the Fractional Undivided Interest of such Restricted Global Certificate in an amount equal to the Fractional Undivided Interest of the beneficial interest in such Restricted Global Certificate to be transferred, and the Pass Through Trustee shall execute, authenticate and deliver to the transferor or as such transferor directs, one or more Restricted Definitive Certificates of like tenor and amount.

                           (iii) If the proposed transferor is an Institutional
                  Accredited Investor holding a Restricted Definitive Certificate, upon fulfillment of the requirements specified in clause (y) of paragraph (i) above by another Institutional Accredited Investor, the Pass Through Trustee shall reflect on its books and records the date of the transfer, and the Pass Through Trustee shall execute, authenticate and deliver to the transferor or as such transferor directs, one or more new Restricted Definitive Certificates of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Certificate to a QIB (excluding Non-U.S. Persons):

                           (i) If the Initial Certificate to be transferred consists of Restricted Definitive Certificates, or of an interest in any Regulation S Temporary Global Certificate during the Distribution Compliance Period, the Pass Through Trustee shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Certificate, if in definitive form, and has provided the Pass Through Trustee with a certificate substantially in the form of Exhibit C to a transferee who has signed the required certification provided for on the form of Certificate.

                           (ii) Upon receipt by the Pass Through Trustee of (x) the documents, if any, required by clause (i) above and (y) instructions given in accordance with DTC's and the Pass Through Trustee's procedures therefor, the Pass Through Trustee shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Certificate in an amount equal to the principal amount of the Restricted Definitive Certificates or interests in such Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate, as the case may be, being transferred, and the Pass Through Trustee shall cancel such Restricted Definitive Certificates or decrease the amount of such Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate so transferred.

                  (c) Transfers of Interests in the Regulation S Global Certificate or Regulation S Definitive Certificates. Except as provided in
Section 3.07(b),

                           (i) Until the expiration of the Distribution Compliance Period, interests in the Regulation S Temporary Global Certificate may only be held through Euroclear and Clearstream, Luxembourg. After the expiration of the Distribution Compliance Period, the Regulation S Temporary Global Certificate shall be exchanged, subject to the terms of
                  Section 3.01(f) and in accordance with the Applicable Procedures, for the Regulation S Permanent Global Certificate, whereupon the Registrar shall register any transfer of interests in any Regulation S Global Certificate or Regulation S Definitive Certificates without requiring any additional certification (except to the extent that at the time of such transfer applicable law shall require otherwise and other than as provided in Section 3.07(d)).

                           (ii) Upon receipt by the Registrar of (x) in the case of a transfer of an interest in any Regulation S Temporary Global Certificate, the documents required by
                  Section 3.07(b)(i) and (y) in any case, instructions in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and shall reflect a decrease in the Fractional Undivided Interest of such Regulation S Global Certificate in an amount equal to the Fractional Undivided Interest in the Regulation S Global Certificate to be transferred, and either an increase in the Fractional Undivided Interest of the Restricted Global Certificate in an amount equal to the Fractional Undivided Interest of the Regulation S Global Certificate being transferred or the Pass Through Trustee shall execute, authenticate and deliver to the transferor or as such transferor directs, one or more Restricted Definitive Certificates in a Fractional Undivided Interest equal to the Fractional Undivided Interest in the Regulation S Global Certificate being transferred, as the case may be.

                  (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any registration of any transfer of a Certificate to a Non-U.S. Person:

                           (i) Prior to the expiration of the Distribution Compliance Period, the Registrar shall register any proposed transfer of a Certificate to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as Exhibit C hereto from the proposed transferor.

                           (ii) After the expiration of the Distribution Compliance Period, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Certificate to be transferred is a Restricted Definitive Certificate or an interest in a Restricted Global Certificate, upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.

                           (iii) Upon receipt by the Registrar of (x) the
                  documents, if any, required by clause (i) or (ii) and (y) instructions in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and in the case of a transfer of Restricted Definitive Certificates, shall cancel such Certificates or, in the case of a transfer from the Restricted Global Certificate, shall reflect a decrease in the principal amount of such Restricted Global Certificate in an amount equal to the principal amount of the beneficial interest in such Restricted Global Certificate to be transferred, and an increase in the principal amount of the Regulation S Global Certificate in an amount equal to the principal amount of the Restricted Definitive Certificate or the Restricted Global Certificate, as the case may be, to be transferred.

                  (e) Restricted Legend. Upon the transfer, exchange or replacement of Certificates not bearing the Restricted Legend, the Registrar shall deliver Certificates that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Certificates bearing the Restricted Legend, the Registrar shall deliver only Certificates that bear the Restricted Legend unless either (i) the circumstances contemplated by paragraph (d)(ii) of this
Section 3.07 exist or (ii) there is delivered to the Registrar and the Company an opinion of counsel acceptable to the Registrar and the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (f) General. By acceptance of any Certificate bearing the Restricted Legend, each such Certificateholder will be deemed to acknowledge the restrictions on transfer of such Certificate set forth in this Agreement and to agree that it will transfer such Certificate only as provided in this Agreement. The Registrar shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer, if any, of such Certificate set forth in this Agreement. In connection with any transfer of Certificates, each Certificateholder will be deemed to agree by its acceptance of the Certificates to furnish the Registrar, the Pass Through Trustee and the Company such certifications, legal opinions or other information as any of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article III; provided that the Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

                  Until such time as no Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.06 or this Section 3.07. The Pass Through Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  Section 3.08. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Registrar and the Pass Through Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Pass Through Trustee that such Certificate has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in the applicable jurisdiction are met, the Pass Through Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate in an authorized denomination of like Fractional Undivided Interest with the same final Regular Distribution Date and bearing a number not contemporaneously outstanding. In connection with the issuance of any new Certificate under this Section 3.08, the Pass Through Trustee shall require the payment by the Certificateholders of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass Through Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.08 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Trust Property, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 3.09. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Pass Through Trustee, the Company, any Lessor, the Registrar and any Paying Agent of the Pass Through Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.02 and for all other purposes whatsoever, and none of the Pass Through Trustee, the Company, the Lessor, the Registrar or any Paying Agent of the Pass Through Trustee shall be affected by any notice to the contrary.

                  Section 3.10. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any Person party hereto other than the Registrar, be delivered to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.10, except as expressly permitted by this Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Pass Through Trustee.

                  Section 3.11. Limitation of Liability for Payments. All payments or distributions made to Certificateholders under this Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. Each Certificateholder, by its acceptance of a Certificate, will be deemed to agree that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to the Certificateholder thereof as provided in this Agreement and not to the Company or the Pass Through Trustee or any Affiliate thereof.

                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

                  Section 4.01. Certificate Account and Special Payments Account. (a) The Pass Through Trustee shall establish and maintain for the benefit of the Certificateholders a Certificate Account (Account No. 1076010613) (the "Certificate Account"), which shall be a non-interest bearing Eligible Account. The Pass Through Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when a Scheduled Payment is made under an Indenture to the Pass Through Trustee, as holder of the Notes issued under such Indenture, the Pass Through Trustee upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

                  (b) The Pass Through Trustee shall establish and maintain for the benefit of the Certificateholders a Special Payments Account (Account No. 1076010622) (the "Special Payments Account"), which shall be a non-interest-bearing Eligible Account except as provided in Section 4.04. The Pass Through Trustee shall hold each Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when one or more Special Payments (other than a Special Payment that represents the proceeds of any sale pursuant to Article VI by the Pass Through Trustee of a Note) are made under an Indenture to the Pass Through Trustee, as holder of the Notes, the Pass Through Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the Special Payments Account. Upon the sale of any Note by the Pass Through Trustee pursuant to Article VI and the realization of any proceeds thereof, the Pass Through Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the Special Payments Account.

                  (c) The Pass Through Trustee shall present to the relevant Indenture Trustee each Note on the date of its stated final maturity or, in the case of any Note which is to be redeemed or purchased in whole pursuant to an Indenture, on the applicable redemption or purchase date under such Indenture.

                  Section 4.02. Distributions from Certificate Accounts and Special Payments Accounts. (a) On each Regular Distribution Date or as soon thereafter as the Pass Through Trustee has confirmed receipt of the payment of the Scheduled Payments due on any Notes on such date, the Pass Through Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each

Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution) (i) if (A) DTC is the Certificateholder of record or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank or (ii) if none of the above applies, by check mailed to such Certificateholder at the address appearing in the Register such Certificateholder's pro rata share (based on the Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account on account of such Scheduled Payment.

                  (b) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Pass Through Trustee has confirmed receipt of the Special Payments due on any Notes or realized upon the sale of the Notes, the Pass Through Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to
Section 4.01(b). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution) (i) if (A) DTC or its nominee is the Certificateholder of record or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank or (ii) if none of the above applies, by check mailed to such Certificateholder at the address appearing in the Register such Certificateholder's pro rata share (based on the Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment.

                  (c) The Pass Through Trustee shall at the expense of the Company cause notice of each Special Payment to be mailed to (i) each Certificateholder, at the address of such Certificateholder as it appears in the Register and (ii) any Certificate Owner who has made a valid Certificate Owner Request, at the address specified in such Certificate Owner Request. In the event of redemption or purchase of Notes such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Pass Through Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Pass Through Trustee shall set forth:

                  (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01),

                  (ii) the amount of the Special Payment for each $1,000 amount Certificate and the amount thereof constituting principal, premium, if any, and interest,

                  (iii) the reason for the Special Payment, and

                  (iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate.

If the amount of premium, if any, payable upon the redemption or purchase of a Note has not been calculated at the time that the Pass Through Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

                  If any redemption of Notes is cancelled, the Pass Through Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each affected Certificateholder at its address as it appears on the Register.

                  Section 4.03. Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, if any, the Pass Through Trustee will include with each distribution to Certificateholders a statement giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per a $1,000 face amount Certificate as to (i) and (ii) below):

                  (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

                  (ii)  the amount of such distribution allocable to interest;
         and

                  (iii) the Pool Balance and the Pool Factor.

                  (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Pass Through Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record, a report containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) with respect to the Trust Property for such calendar year or, in the event such Person was a Certificateholder during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's or a Certificate Owner's preparation of its federal income tax returns. Such reports and other items shall be prepared on the basis of information supplied to the Pass Through Trustee by Participants, and shall be delivered by the Pass Through Trustee to such Certificateholders or such Participants to be available for forwarding by such Participants to Certificateholders or Certificate Owners.

                  Section 4.04. Investment of Special Payment Moneys. Any money received by the Pass Through Trustee pursuant to Section 4.01(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Investments by the Pass Through Trustee pursuant to the written instructions of the Company pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this
Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under

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

Section 4.02 on the applicable Special Distribution Date and the Pass Through Trustee shall hold any such Permitted Investments until maturity. The Pass Through Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Pass Through Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

                  Section 4.05. Adjustment of Interest Rates Applicable to Certificates. (a) Subject to Section 4.05(b), interest on the Certificates shall be payable at the rates specified in the Notes.

                  (b) If an Illiquidity Event shall have occurred and be continuing, then the interest rate applicable to the Notes (and, consequently, the interest rate applicable to the Certificates) will be increased by a maximum of 0.50% per annum from and after the date such Illiquidity Event occurs to but excluding the date on which such Illiquidity Event shall cease to exist; provided, however, that in no event shall the aggregate of any such interest rate increases exceed 0.50% per annum.

                                    ARTICLE V

                                   THE COMPANY

                  Section 5.01. Maintenance of Corporate Existence; Limitation on Activities. (a) The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

                  (b) The Company will refrain from holding any material assets, becoming liable for any material obligations, engaging in any trade or business, or conducting any business activity, other than (i) as contemplated by this Agreement, the Certificate Purchase Agreement and the Note Documents to which it is a party, (ii) the issuance of its capital stock to Royal Ahold and/or one or more of its Affiliates, (iii) the incurrence of debt payable to Royal Ahold and/or any of its Affiliates the proceeds of which will allow the Company to comply with its obligations under this Agreement, the Certificate Purchase Agreement and the Note Documents to which it is a party, and (iv) activities incidental to any of the foregoing.

                  Section 5.02. Consolidation, Merger or Sale of Assets. Any consolidation of the Company with, or merger or liquidation (as part of a business reorganization or restructuring) of the Company into, any other corporation or other entity (whether or not affiliated with the Company), any other business combination or association involving the Company, or successive consolidations, mergers, liquidations (as a part of a business reorganization or restructuring) or other business combinations or associations to which the Company or its successor or successors shall be a party or parties, or any sale or conveyance of all or substantially all of the Company's assets to any other corporation or entity (whether or not affiliated with the Company) authorized to acquire and operate the same shall be prohibited unless the following conditions are satisfied:

upon any such consolidation, merger, liquidation, business combination or association, sale or conveyance, (i) the due and punctual performance of all of the obligations of the Company under this Agreement and the other Operative Agreements to which it is a party shall be assumed in writing by the corporation or other entity formed by such consolidation, or into which the Company shall have been merged or liquidated, or which shall have resulted from such business combination or association, or which shall have acquired all or substantially all of the Company's assets (the "Surviving Entity"); (ii) the Guarantees shall remain in full force and effect with respect to the obligations of the Surviving Entity under the Leases and the other Operative Agreements to which the Company had been a party and Royal Ahold shall deliver a written confirmation to such effect; (iii) after giving effect to the transaction, no Event of Default or event which with the giving of notice or passage of time or both would constitute an Event of Default shall exist; and (iv) the Company will, if requested by any Owner Participant, any Lessor, the Pass Through Trustee or any Indenture Trustee, deliver to each Owner Participant, each Lessor, the Pass Through Trustee and the Indenture Trustee an opinion or opinions of White & Case LLP or internal counsel to the Surviving Entity or any other counsel reasonably acceptable to such Owner Participant, Pass Through Trustee and Indenture Trustee stating that the Surviving Entity is duly organized under the laws of the state or other jurisdiction of its organization, that such assumption agreement, if applicable, is duly authorized, executed and delivered and is enforceable in accordance with its terms, that no violation of law applicable to or binding on the Surviving Entity will result from the Surviving Entity's being party to such assumption agreement, this Agreement or any of the other Operative Agreements to which the Company is a party (to the extent provided in such assumption agreement) and that the Guarantees have been modified to apply to the obligations of the Surviving Entity under the Leases and the other Operative Agreements and that, as modified, the Guarantees are enforceable in accordance with their terms (subject, in each case, to customary exceptions and qualifications). Upon any such consolidation, merger or liquidation (as part of a business reorganization or restructuring), or such other business combination or association, or any sale, conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with this Section 5.02, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the other Operative Agreements to which the Company is a party.

                                   ARTICLE VI

                                     DEFAULT

                  Section 6.01. Events of Default. With respect to any Note, if any Indenture Default shall occur and be continuing under the applicable Indenture, then, and in each and every case, so long as such Indenture Default shall be continuing, the Pass Through Trustee may vote all of the Notes issued under such Indenture held by the Pass Through Trustee, and upon the Direction of the Certificateholders holding Certificates evidencing a Fractional Undivided Interest aggregating not less than a majority in interest in the Certificates, the Pass Through Trustee shall vote a corresponding amount of the Notes in favor of directing the applicable Indenture Trustee under such Indenture to declare the unpaid principal amount of such Notes then outstanding and accrued interest thereon to be due and payable under, and in accordance with the provisions of, such Indenture. In addition, with respect to any Note, if an Indenture Default shall have occurred and be continuing under the related Indenture, the Pass Through Trustee may vote all of the Notes held by it and issued under such Indenture, and upon the Direction of Certificateholders as provided in Section 6.04, the Pass Through Trustee shall, in accordance with such Indenture, vote a corresponding amount of the Notes in favor of directing the Indenture Trustee under such Indenture regarding the exercise of remedies provided in such Indenture. Notwithstanding the foregoing, no Indenture Default under a given Indenture shall give rise to an Indenture Default under any other Indenture.

                  In addition, after an Event of Default shall have occurred and be continuing, the Pass Through Trustee may in its discretion, and upon the Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Certificates shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver all or part of the Notes issued under the related Indenture and held by the Pass Through Trust, without recourse to or warranty by the Pass Through Trustee or any Certificateholder, to any Person. In any such case, the Pass Through Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Pass Through Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. If the Pass Through Trustee so decides or is required to sell or otherwise dispose of Notes held by it pursuant to this Section 6.01, the Pass Through Trustee shall take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of such Notes, so as to provide for the payment in full of all amounts due on the Certificates. Notwithstanding the foregoing, any action taken by the Pass Through Trustee under this Section 6.01 shall not, in the reasonable judgment of the Pass Through Trustee, be adverse to the best interests of the Certificateholders. In addition, the Pass Through Trustee may not effect any sale of a portion of the Notes if such sale would cause the Pass Through Trust to be deemed an "investment company" for purposes of the Investment Company Act of 1940, as amended, or if such sale would not be in compliance with applicable law, including the Securities Act and the rules and regulations thereunder.

                  Section 6.02. Incidents of Sale of Notes. Upon any sale of all or any part of the Notes made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

                  (1) Certificateholders and Pass Through Trustee May Purchase Notes. Any Certificateholder, the Pass Through Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Notes and, upon compliance with the terms of sale, may hold, retain, possess and dispose of any such Notes in its own absolute right without further accountability.

                  (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Pass Through Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for its purchase money and, after paying such purchase money and receiving such receipt, neither such purchaser nor its personal representative or assigns shall be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                  (3) Application of Moneys Received upon Sale. Any moneys collected by the Pass Through Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall be applied as provided in Section 4.02.

                  Section 6.03. Judicial Proceedings Instituted by Pass Through Trustee; Pass Through Trustee May Bring Suit. (a) If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Note, or if there shall be any failure to pay Rent (as defined in each Lease) under any Lease when due and payable (and to the extent such payment of Rent is not made under the applicable Guarantee), subject to applicable grace or cure periods, then the Pass Through Trustee, in its own name, and as trustee of an express trust, as holder of such Note, shall be entitled and empowered, to the extent permitted by and in accordance with the terms of the applicable Note Documents, to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Notes or under the applicable Lease or Guarantee and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid; subject, however, to the limitations of liability set forth in the Notes and the applicable Note Documents.

                  (b) The Pass Through Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on any Note shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Pass Through Trustee shall have made any demand to the related Indenture Trustee for the payment of overdue principal, premium, if any, or interest on such Notes), shall, subject to the terms of the applicable Note Documents, be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Pass Through Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company, Royal Ahold, any Lessor, any Owner Participant or their respective creditors or property. Any receiver, assignee, trustee, liquidator, sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Pass Through Trustee, and in the event that the Pass Through Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Pass Through Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Pass Through Trustee, its agents and counsel. Subject to Section 6.04, nothing contained in this Agreement shall be deemed to give to the Pass Through Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Certificateholder.

                  Section 6.04. Control by Certificateholders. Subject to
Section 6.03, the Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred on the Pass Through Trustee under this Agreement, including any right of the Pass Through Trustee as holder of Notes; provided that

                  (1) such Direction shall not be in conflict with any rule of law or with this Agreement and would not involve the Pass Through Trustee in personal liability or expense,

                  (2) the Pass Through Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such Direction,

                  (3) the Pass Through Trustee may take any other action deemed proper by the Pass Through Trustee which is not inconsistent with such Direction, and

                  (4) if an Indenture Default shall have occurred and be continuing, such Direction shall not obligate the Pass Through Trustee to vote more than a corresponding amount of the applicable Notes held by the Pass Through Trust in favor of directing any action by the applicable Indenture Trustee with respect to such Indenture Default.

                  Section 6.05. Waiver of Past Defaults. Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust may on behalf of all of the Certificateholders waive any past Event of Default hereunder and its consequences or may instruct the Pass Through Trustee to waive any past default under any Indenture or hereunder and its consequences, except a default

                  (1) in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section
         4.02 on the Certificates, or

                  (2) in the payment of the principal of, premium, if any, or interest on any Notes, or

                  (3) in respect of a covenant or provision hereof which under
         Article IX cannot be modified or amended without the consent of the Certificateholder holding each Outstanding Certificate affected by such modification or amendment.

                  Upon any such waiver, such default shall cease to exist with respect to this Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement and any direction given by the Pass Through Trustee on behalf of such Certificateholders to any Indenture Trustee shall be annulled with respect thereto, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Pass Through Trustee shall vote the Notes issued under the applicable Indenture to waive the corresponding Indenture Default in the same proportion as the Certificates were actually voted.

                  Section 6.06 Undertaking to Pay Court Costs. All parties to this Agreement, and each Certificateholder by his or her acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Agreement, or in any suit, action or proceeding against the Pass Through Trustee for any action taken or omitted by it as Pass Through Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.06 shall not apply to (a) any suit, action or proceeding instituted by any Certificateholder or group of Certificateholders evidencing Fractional Undivided Interests aggregating more than 10% of the Pass Through Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.02 on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Pass Through Trustee.

                  Section 6.07. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding, including without limitation Section 6.08, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

                  Section 6.08. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement unless:

                  (1) such Certificateholder previously shall have given written notice to the Pass Through Trustee of a continuing Event of Default;

                  (2) Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust shall have requested the Pass Through Trustee in writing to institute such action, suit or proceeding and shall have offered to the Pass Through Trustee indemnity as provided in Section 7.03(e);

                  (3) the Pass Through Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

                  (4) no Direction inconsistent with such written request has been given to the Pass Through Trustee during such 60-day period by the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust.

                  It is understood and intended that, no one or more of the Certificateholders shall have any right in any manner whatever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any of the Trust Property or the lien of any Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Notes, (ii) obtain or seek to obtain priority over or preference to any other such Certificateholder, (iii) enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Agreement or (iv) take any action in contravention of Section
7.12 under the related Indenture.

                  Section 6.09. Remedies Cumulative. Every remedy given hereunder to the Pass Through Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                   ARTICLE VII

                            THE PASS THROUGH TRUSTEE

                  Section 7.01. Certain Duties and Responsibilities. No provision of this Agreement shall be construed to relieve the Pass Through Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or its obligations under any Operative Agreement to which it is a party, except that:

                           (a) the Pass Through Trustee shall not be liable for
                  any error of judgment made in good faith by a Responsible Officer of the Pass Through Trustee, unless it shall be proved that the Pass Through Trustee was negligent in ascertaining the pertinent facts;

                           (b) the Pass Through Trustee shall not be liable with
                  respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred upon the Pass Through Trustee, under this Agreement;

                           (c) no provision of this Agreement shall require the
                  Pass Through Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it; and

                           (d) the Pass Through Trustee undertakes and shall be
                  liable for the performance of such duties and obligations as are specifically set forth in this Agreement.

                  Section 7.02. Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) of which a Responsible Officer of the Pass Through Trustee has actual knowledge hereunder, the Pass Through Trustee shall transmit by mail to the Company and the relevant Indenture Trustee in accordance with
Section 12.03 and to each Certificateholder (as its name appears in the Register), at any time that the Certificates shall be subject to the Trust Indenture Act, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Pass Through Trustee and shall publish notice of such default as provided by Section 12.03, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Pass Through Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Pass Through Trustee in good faith determines that the withholding of such notice is in the interests of all of the Certificateholders. For the purpose of this Section 7.02, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

                  Section 7.03. Certain Rights of Pass Through Trustee. Subject to the provisions of Section 315 of the Trust Indenture Act, and except as otherwise provided in Section 7.01:

                  (a) the Pass Through Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

                  (c) whenever in the administration of this Agreement the Pass Through Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Pass Through Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company, a Lessor or an Indenture Trustee;

                  (d) the Pass Through Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Pass Through Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Pass Through Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

                  (g) the Pass Through Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Pass Through Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (h) the Pass Through Trustee shall not be required to give any bond or surety in respect of the execution of the Pass Through Trust created hereby or the powers granted hereunder; and

                  (i) anything in this Agreement to the contrary notwithstanding, in no event shall the Pass Through Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

                  Section 7.04. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Pass Through Trustee, and the Pass Through Trustee assumes no responsibility for their correctness. Subject to Section 7.15, the Pass Through Trustee makes no representations as to the validity or sufficiency of this Agreement, any applicable Note Document, any Notes or the Certificates, except that the Pass Through Trustee hereby represents and warrants that this Agreement and the Registration Rights Agreement have been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

                  Section 7.05. May Hold Certificates. Subject to Section 3.10, the Pass Through Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may hold or become pledgee of Certificates in their own names and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, any Owner Participant, any Lessor, an Affiliate of any of the foregoing or an Indenture Trustee with the same rights it would have if it were not Pass Through Trustee, Paying Agent, Registrar, an Affiliate of any of the foregoing or such other agent, subject to Section 7.08 in the case of the Pass Through Trustee.

                  Section 7.06. Money Held in Trust. Money held by the Pass Through Trustee or the Paying Agent in trust hereunder for the benefit of Certificateholders must be segregated from other funds and neither the Pass Through Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

                  Section 7.07. Compensation and Reimbursement. The Company agrees:

                  (1) to pay, or cause to be paid, upon presentation of a detailed invoice from the Pass Through Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Pass Through Trustee upon its request for all reasonable out-of-pocket expenses, reasonable disbursements and advances incurred or made by the Pass Through Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred as a result of the Pass Through Trustee's breach of its representations and warranties set forth in Section 7.15;

                  (3) to indemnify, or cause to be indemnified, the Pass Through Trustee for, and to hold it harmless against, any loss, liability or expense (other than for or with respect to any tax) incurred other than through its own willful misconduct, bad faith or negligence, by reason of, arising out of or in connection with, the acceptance or administration of the Pass Through Trust, including the costs and reasonable expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any such loss, liability or expense incurred by reason of the Pass Through Trustee's negligence, willful misconduct or bad faith or breach of its representations and warranties set forth in Section 7.15. The Pass Through Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Pass Through Trustee shall cooperate in the defense. The Pass Through Trustee may have separate counsel with the prior written consent of the Company and, if the Company consents to such counsel (which consent shall not be unreasonably withheld), the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent; and

                  (4) to indemnify, or cause to be indemnified, the Pass Through Trustee, solely in its individual capacity, for, and to hold it harmless against, any tax imposed by any government or taxing authority (provided that no indemnification shall be available with respect to any tax attributable to the Pass Through Trustee's compensation for serving as such or franchise or other taxes based on, or measured by, income or capital of the Pass Through Trustee) arising out of or in connection with the acceptance or administration of this Trust, including any costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements) incurred in contesting the imposition of any such tax; provided, however, that the Company shall not be obligated to indemnify the Pass Through Trustee for any tax arising from the Pass Through Trustee's willful misconduct, bad faith or negligence or in any case where the Pass Through Trustee otherwise would not be indemnified, in its individual capacity, under the terms of the applicable Participation Agreement. The Pass Through Trustee, in its individual capacity, shall notify the Company promptly of any tax for which it may seek indemnity. The Pass Through Trustee shall permit the Company to defend against the imposition of such tax and the Pass Through Trustee, in its individual capacity, shall cooperate in any such defense. The Pass Through Trustee, in its individual capacity, may have separate counsel and, if the Company consents to such counsel, the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any taxes paid, in settlement or otherwise, without its prior written consent. The Company shall be subrogated to the rights of the Pass Through Trustee under this Agreement to the extent that the Company has paid any indemnities to the Pass Through Trustee hereunder.

                  In addition, the Pass Through Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all Trust Property for the payment of any tax arising out of or in connection with the acceptance or administration of this Trust (other than any tax attributable to the Pass Through Trustee's compensation for serving as such or franchise or other taxes based on, or measured by, income or capital of the Pass Through Trustee), including any costs and expenses incurred in contesting the imposition of any such tax, except in the case of a tax arising from the Pass Through Trustee's willful misconduct, bad faith or negligence or in any case where the Pass Through Trustee otherwise would not be indemnified, in its individual capacity, under the terms of the relevant Participation Agreement. If the Pass Through Trustee reimburses itself for any such tax it shall within 30 days mail a brief report setting forth the circumstances thereof to the Company and to all Certificateholders as their names and addresses appear in the Register.

                  Section 7.08. Corporate Trustee Required; Eligibility. There shall at all times be a trustee hereunder which (i) shall be a U.S. Person within the meaning of Section 7701(a)(30) of the Code, (ii) shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act, (iii) shall be an institution whose long-term senior unsecured debt obligations are rated at least A- by S&P and A-3 by Moody's and (iv) shall have a combined capital and surplus of at least $100,000,000 (or a combined capital and surplus in excess of $50,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State, Territory thereof or of the District of Columbia that has a combined capital and surplus of at least $100,000,000). If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

                  In case at any time the Pass Through Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Pass Through Trustee shall resign immediately in the manner and with the effect specified in Section 7.09.

                  Section 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Pass Through Trustee and no appointment of a successor Pass Through Trustee pursuant to this Article VII shall become effective until the acceptance of the appointment by the successor Trustee under Section 7.10.

                  (b) The Pass Through Trustee may resign at any time by giving written notice thereof to the Company, the Authorized Agents, each Lessor, each Owner Participant and each Indenture Trustee, in which event the Company will be obligated to appoint a successor Pass Through Trustee. If an instrument of acceptance by a successor Pass Through Trustee shall not have been delivered to the Company and the resigning Pass Through Trustee within 30 days after the giving of such notice of resignation, the resigning Pass Through Trustee may petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

                  (c) The Pass Through Trustee may be removed at any time by Act of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust delivered to the Pass Through Trustee, the Company, the Lessors, the Owner Participants and the Indenture Trustees.

                  (d) If at any time:

                  (1) the Pass Through Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Company or by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

                  (2) the Pass Through Trustee shall cease to be eligible under
         Section 7.08 and shall fail to resign after written request therefor by the Company or by such Certificateholder; or

                  (3) the Pass Through Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Pass Through Trustee or of its property shall be appointed or any public officer shall take charge or control of the Pass Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company (or, during the continuation of a Lease Event of Default, the applicable Lessor) may remove the Pass Through Trustee or (ii) any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor Pass Through Trustee.

                  (e) If a Responsible Officer of the Pass Through Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Pass Through Trustee shall promptly notify the Company and all of the Lessors thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Pass Through Trustee shall have received notice that the Company or the Lessors have agreed to pay such Avoidable Tax. The Company shall promptly appoint a successor Pass Through Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein an "Avoidable Tax" means a state or local tax: (i) upon (w) the Pass Through Trust, (x) the Trust Property, (y) Certificateholders or (z) the Pass Through Trustee for which the Pass Through Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Pass Through Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company or the Lessors shall agree to pay, and shall pay, such tax. Notwithstanding the foregoing, if the Avoidable Tax would not be applicable if the Pass Through Trustee were to change the location of the administration of the Pass Through Trust to another state or jurisdiction within a state, then the Pass Through Trustee shall, within 30 days of the notification specified in the first sentence of this paragraph, if commercially reasonable, remove the administration of the Pass Through Trust to such other state or jurisdiction within a state or otherwise resign.

                  (f) If the Pass Through Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Pass Through Trustee for any cause, the Company (or, during the continuance of a Lease Event of Default, the applicable Lessor) shall promptly appoint a successor Pass Through Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Pass Through Trustee has not been appointed, a successor Pass Through Trustee shall be appointed by Act of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust delivered to the Company, the Lessors, the Owner Participants, the Indenture Trustees, the retiring Pass Through Trustee and the successor Pass Through Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Pass Through Trustee and supersede the successor Pass Through Trustee appointed as provided above. If no successor Pass Through Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

                  (g) The successor Pass Through Trustee shall give notice of the resignation and removal of the Pass Through Trustee and appointment of the successor Pass Through Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders as their names and addresses appear in the Register. Each notice shall include the name of such successor Pass Through Trustee and the address of its Corporate Trust Office.

                  Section 7.10. Acceptance of Appointment by Successor. Every successor Pass Through Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Lessors and the retiring Pass Through Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Pass Through Trustee shall become effective and such successor Pass Through Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Pass Through Trustee; but, on request of the Company (or during the continuance of a Lease Event of Default, the applicable Lessor) or the successor Pass Through Trustee, such retiring Pass Through Trustee shall execute and deliver an instrument transferring to such successor Pass Through Trustee all the rights, powers and trusts of the retiring Pass Through Trustee and shall duly assign, transfer and deliver to such successor Pass Through Trustee all property and money held by such retiring Pass Through Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Pass Through Trustee, the Company, the retiring Pass Through Trustee and such successor Pass Through Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Pass Through Trustee all such rights, powers and trusts.

                  No successor Pass Through Trustee shall accept its appointment unless at the time of such acceptance such successor Pass Through Trustee shall be qualified and eligible under this Article VII.

                  Section 7.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Pass Through Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pass Through Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Pass Through Trustee, shall be the successor of the Pass Through Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Pass Through Trustee shall give the Company, the Lessors and the Indenture Trustees notice of each such merger, conversion, consolidation or succession. In case any Certificates shall have been authenticated, but not delivered, by the Pass Through Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Pass Through Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Pass Through Trustee had itself authenticated such Certificates.

                  Section 7.12. Maintenance of Agencies. (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Pass Through Trustee in respect of the Certificates or of this Agreement may be served. Such office or agency shall be initially at the corporate trust office of the Pass Through Trustee, located as of the date hereof at 401 South Tryon Street, 12th floor, Charlotte, North Carolina 28288-1179. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Pass Through Trustee to the Company, each Lessor, each Indenture Trustee and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Pass Through Trustee.

                  (b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $100,000,000 (or a combined capital and surplus in excess of $50,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State, Territory thereof or of the District of Columbia that has a combined capital and surplus of at least $100,000,000), and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Pass Through Trustee shall initially be the Paying Agent and, as provided in Section 3.05, Registrar hereunder. Each Registrar shall furnish to the Pass Through Trustee, at stated intervals of not more than six months, and at such other times as the Pass Through Trustee may request in writing, a copy of the Register.

                  (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such

Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section 7.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation other than notice thereof to the Company and the Pass Through Trustee.

                  (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Pass Through Trustee, the Company, each Lessor each Owner Participant and each Indenture Trustee. The Company (or, during the continuance of a Lease Event of Default, the applicable Lessors) may, and at the request of the Pass Through Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Pass Through Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 7.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company (or, during the continuance of a Lease Event of Default, the applicable Lessors) shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Pass Through Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 7.12. The Company (or, during the continuance of a Lease Event of Default, the applicable Lessors) shall give written notice of any such appointment made by it to the Pass Through Trustee, each Lessor and each Indenture Trustee; and in each case the Pass Through Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Register.

                  (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses upon presentation of satisfactory documentation evidencing such expenses.

                  Section 7.13. Money for Certificate Payments to Be Held in Trust. (a) All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section 7.13. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

                  (b) The Pass Through Trustee will cause each Paying Agent other than the Pass Through Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Pass Through Trustee, subject to the provisions of this Section 7.13, that such Paying Agent will:

                      (1) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                      (2) give the Pass Through Trustee notice in writing of any default by any obligor upon the Certificates in the making of any such payment; and

                      (3) at any time during the continuance of any such default, upon the written request of the Pass Through Trustee, forthwith pay to the Pass Through Trustee all sums so held in trust by such Paying Agent.

                  (c) The Pass Through Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Pass Through Trustee all sums held in trust by such Paying Agent, such sums to be held by the Pass Through Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Pass Through Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Section 7.14. Registration of Notes in Pass Through Trustee's Name. The Pass Through Trustee agrees that all Notes and Permitted Investments, if any, shall be issued in the name of the Pass Through Trustee or its nominee and held by the Pass Through Trustee, or, if not so held, the Pass Through Trustee or its nominee shall be reflected as the owner of such Notes or Permitted Investments, as the case may be, in the register of the issuer of such Notes or Permitted Investments. In no event shall the Pass Through Trustee invest in, or hold, Notes or Permitted Investments in a manner that would cause the Pass Through Trustee not to have the ownership interest in such Notes or Permitted Investments under the applicable provisions of the Uniform Commercial Code or other applicable law then in effect in the jurisdiction in which the Pass Through Trustee holds such Notes or Permitted Investments.

                  Section 7.15. Representations and Warranties of Pass Through Trustee. The Pass Through Trustee hereby represents and warrants that:

                  (i) the Pass Through Trustee is a national banking association duly organized, validly existing, and in good standing under the laws of North Carolina;

                  (ii) the Pass Through Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement and the Note Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

                  (iii) the execution, delivery and performance by the Pass Through Trustee of this Agreement and the Note Documents to which it is a party (a) will not violate any provision of any law of the United States, New York or the Pass Through Trustee's jurisdiction of incorporation or regulation governing the banking and trust powers of the Pass Through Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Pass Through Trustee or any of its assets, (b) will not violate any provision of the articles of association or by-laws of the Pass Through Trustee, or (c) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Pass Through

         Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

                  (iv) the execution, delivery and performance by the Pass Through Trustee of this Agreement and any Note Document to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States, New York or the Pass Through Trustee's jurisdiction of incorporation regulating the banking and corporate trust activities of the Pass Through Trustee; and

                  (v) this Agreement and each Note Document to which it is a party has been duly executed and delivered by the Pass Through Trustee and constitutes the legal, valid and binding agreements of the Pass Through Trustee, enforceable against it in accordance with their respective terms, provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

                  Section 7.16. Withholding Taxes; Information Reporting. The Pass Through Trustee agrees to act as withholding agent with respect to any amounts payable in respect of the Certificates, and shall (i) withhold from each distribution of such amounts any and all withholding taxes or similar charges required by law to be withheld, (ii) timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders, (iii) timely file all necessary withholding tax returns or statements and (iv) promptly following payment of such taxes, deliver to each Certificateholder appropriate documentation showing the payment thereof, together with such additional documentation as such Certificateholder may reasonably request from time to time.

                  The Pass Through Trustee agrees (i) to provide to the Certificateholders, in accordance with applicable Treasury regulations, information regarding accrued original issue discount and any other necessary information, (ii) to cause all required federal and state income tax returns of the Pass Through Trust to be prepared and timely filed, and to sign all such returns, (iii) to file any additional information reports required by United States and New York law and (iv) to act as tax matters person for the Pass Through Trust in a fiduciary capacity. The Pass Through Trust's taxable year shall be the calendar year.

                  Section 7.17. Trustee's Liens. The Pass Through Trustee in its individual capacity agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim on or with respect to the Trust Property which is either (i) attributable to the Pass Through Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Agreement or the applicable Note Documents, or
(ii) attributable to the Pass Through Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions by it which result from its negligence, willful misconduct or bad faith or which are not contemplated by this Agreement.

                  Section 7.18. Preferential Collection of Claims. The Pass Through Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Pass Through Trustee shall resign or be removed as Pass Through Trustee, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.


                                  ARTICLE VIII

          CERTIFICATEHOLDERS' LISTS AND REPORTS BY PASS THROUGH TRUSTEE

                  Section 8.01. The Company to Furnish Pass Through Trustee with Names and Addresses of Certificateholders. The Company will furnish to the Pass Through Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Pass Through Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Pass Through Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Pass Through Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Pass Through Trustee pursuant to Section 7.12(b). The Company will use its reasonable efforts to cause DTC to deliver to the Pass Through Trustee the notices of the Certificate Owners upon the request of the Pass Through Trustee.

                  Section 8.02. Preservation of Information; Communications to Certificateholders. The Pass Through Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Pass Through Trustee as provided in Section 7.12(b) or 8.01, as the case may be, and the names and addresses of Certificateholders received by the Pass Through Trustee in its capacity as Registrar, if so acting. The Pass Through Trustee may destroy any list furnished to it as provided in Section 7.12(b) or 8.01, as the case may be, upon receipt of a new list so furnished.

                  Section 8.03. Records by the Company. The Company shall, at any time that the Certificates shall be subject to the Trust Indenture Act, comply with Section 314 of the Trust Indenture Act and shall file, furnish and deliver the reports, information, documents, certificates and opinions required thereunder, and, at any time that the Certificates shall be subject to the Trust Indenture Act, acknowledges and agrees that, for purposes of Section 314 of the Trust Indenture Act, the Company shall be considered to be the "obligor" upon the Certificates. Without limiting the generality of the foregoing, at any time that the Certificates shall be subject to the Trust Indenture Act, the Company shall deliver to the Pass Through Trustee the annual certificate required under clause (4) of Section 314(a) of the Trust Indenture Act within 120 days following the end of each fiscal year of the Company ending after the date hereof. The provisions of this Section 8.03 shall not be construed to impose any obligation or liability on the Company to pay any of the principal, premium, if any, or interest in respect of the Notes or the Certificates.

                  Section 8.04. Reports by the Company. So long as any of the Certificates remain Outstanding:

                  (a) the Company shall furnish to the Pass Through Trustee and, upon request, make available to each Certificateholder and to each Certificate Owner who has made a valid Certificate Owner Request, within 30 days after Royal Ahold is required to file the same with the Commission, copies of the annual reports, the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which Royal Ahold is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

                  (b) so long as any of the Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall during any period in which Royal Ahold is neither subject to Section 13 or 15(d) under the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, make available to any Certificateholder and, upon request, to each Certificate Owner who has made a valid Certificate Owner Request in connection with any sale of Certificates or any sale of a beneficial interest in the Certificates and any prospective purchaser of Certificates (or a beneficial interest therein) from such Certificateholder or Certificate Owner the information with respect to Royal Ahold specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act; and

                  (c) the Company shall furnish to the Pass Through Trustee on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate stating as to the officer signing such certificate, whether or not, to such officer's knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof and, if the Company shall be in default, specifying
         (1) all such defaults and the nature thereof of which such officer may have knowledge, and (2) the actions proposed to be undertaken by the Company with respect thereto (for purposes of this paragraph (c), such performance and observance shall be determined without regard to any period of grace or requirement of notice provided hereunder).

                  Section 8.05. Reports by the Pass Through Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of the Certificates, the Pass Through Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.

                                   ARTICLE IX

                          SUPPLEMENTAL TRUST AGREEMENTS

                  Section 9.01. Supplemental Agreements Without Consent of Certificateholders. Without the consent of the Certificateholders, the Company may, and the Pass Through Trustee (at the Company's direction and subject to Section 9.03) may, at any time and from time to time enter into one or more agreements that supplement or amend this Agreement, any Guarantee or any Participation Agreement, as the case may be, in form satisfactory to the Pass Through Trustee, for any of the following purposes:

                  (1) to evidence the succession of another entity to the Company and the assumption by any such successor of the obligations of the Company herein contained;

                  (2) to add to the covenants of the Company in this Agreement for the benefit of the Certificateholders, or to surrender any right or power herein conferred upon the Company;

                  (3) to correct or supplement any provision in this Agreement which may be defective or inconsistent with any other provision in this Agreement or to cure any ambiguity or correct any mistake in this Agreement;

                  (4) subject to Rating Agency Confirmation, to modify or eliminate or include any other provisions with respect to matters or questions arising under this Agreement;

                  (5) to correct or amplify the description of property that constitutes Trust Property or the conveyance of the Trust Property to the Pass Through Trustee;

                  (6) to evidence and provide for a successor Pass Through Trustee;

                  (7) at any time that the Certificates shall be subject to the Trust Indenture Act, to modify, eliminate or add to the provisions of this Agreement to the extent as shall be necessary to qualify this Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter enacted, or to add to this Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted;

                  (8) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, any regulatory body or the Registration Rights Agreement to effectuate the Exchange Offer or the effectiveness of the Shelf Registration Statement;

                  (9) to modify or eliminate provisions relating to the transfer or exchange of Exchange Certificates or the Initial Certificates upon consummation of the Exchange Offer

         (as defined in the Registration Rights Agreement) or effectiveness of the Shelf Registration Statement or the Exchange Offer Registration Statement; or

                  (10) subject to Rating Agency Confirmation, to evidence the succession of another entity to Royal Ahold and the assumption by any such successor of the obligations of Royal Ahold under any of the Guarantees or the Registration Rights Agreement;

                  (11) subject to Rating Agency Confirmation, to correct or supplement any provision in any Guarantee which may be defective or inconsistent with any other provision in such Guarantee or to cure any ambiguity or correct any mistake in any Guarantee or to modify or eliminate or include any other provisions with respect to matters or questions arising under any Guarantee, provided that the consent of each Noteholder is not required with respect to such proposed correction, supplement, modification, elimination or inclusion pursuant to paragraph (cc) following the granting clauses of any Indenture; or

                  (12) so long as the consent of each Noteholder is not required with respect to such proposed amendment, modification, supplement, consent or waiver pursuant to paragraph (cc) following the granting clauses of any Indenture, to make any amendment, modification, supplement, consent or waiver under any Participation Agreement, provided that the Pass Through Trustee shall receive either (i) an Opinion of Counsel that any such amendment, modification, supplement, consent or waiver shall not have a materially adverse effect on the interest of the Certificateholders or (ii) Rating Agency Confirmation;

provided that in each case such supplemental agreement or amendment must not cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Sections 301.7701-2 or 301.7701-3 or to fail to qualify as a "grantor trust" within the meaning of Subpart E of Part I of Subchapter J of Chapter 1 of the Code.

                  Section 9.02. Supplemental Agreements with Consent of Certificateholders. With the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, by Act of said Certificateholders delivered to the Company and the Pass Through Trustee, the Company may (in compliance with the provisions of the Note Documents), and the Pass Through Trustee at the direction of such Certificateholders (subject to Section 9.03) shall, enter into one or more agreements that supplement or amend this Agreement or any Participation Agreement to add any provisions to or change or eliminate any of the provisions of this Agreement or such Participation Agreement or to modify the rights of the Certificateholders under this Agreement; provided, however, that no such supplemental agreement may, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

                  (1) reduce in any manner the amount of, or delay the timing of receipt by the Pass Through Trustee of, payments on the Notes or distributions that are required to be made herein in respect of any Certificate; or

                  (2) change any date of payment on any Certificate, or make distributions payable at a place of payment where, or in a currency in which, any Certificate is payable, other than as provided for in this Agreement; or

                  (3) impair the right of any Certificateholder to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

                  (4) permit the disposition of any Note in the Trust Property, except as provided by this Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the Notes held by the Pass Through Trust or the lien of the related Indenture; or

                  (5) reduce the percentage of the Fractional Undivided Interests of the Certificates which is required to give consent to any waiver under, or supplement to, this Agreement; or

                  (6)  modify any of the provisions of this Section 9.02 or
         Section 6.05, except (a) to increase any such percentage necessary to permit the actions provided for in such Section 9.02 and Section 6.05 or (b) to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate affected thereby;

provided that in each case such supplemental agreement does not cause the Pass Through Trustee to become taxable as an "association" within the meaning of Treasury Regulation Sections 301.7701-2 or 301.7701-3 or fail to qualify as a "grantor trust" within the meaning of Subpart E of Part I of Subchapter J of Chapter 1 of the Code.

                  It shall not be necessary for any Act of Certificateholders under this Section 9.02 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

                  Section 9.03. Documents Affecting Immunity or Indemnity. If in the reasonable belief of the Pass Through Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 materially affects any interest, right, duty, immunity or indemnity in favor of the Pass Through Trustee under this Agreement, the Pass Through Trustee may in its discretion decline to execute such document.

                  Section 9.04. Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by any supplemental agreement permitted by this Article IX or the modifications thereby of the trusts created by this Agreement, the Pass Through Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

                  Section 9.05. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article IX, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Certificateholder of a Certificate theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  Section 9.06. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 9.07. Reference in Certificates to Supplemental. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article IX may bear a notation in form approved by the Pass Through Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.


                                    ARTICLE X

                 AMENDMENTS TO THE INDENTURE AND NOTE DOCUMENTS

                  Section 10.01. Amendments and Supplements to Indentures and Other Note Documents. In the event that the Pass Through Trustee, as holder of any Note in trust for the benefit of the Certificateholders, receives a request pursuant to a related Indenture for a consent to any amendment, modification, consent, waiver or supplement under the related Indenture or other related Note Document, the Pass Through Trustee shall, unless consent of the Certificateholders is, pursuant to Section 9.01, not required, forthwith mail a notice of such proposed amendment, modification, consent, waiver or supplement, to each Certificateholder registered on the Register as of such date. Any such notice shall describe the proposed amendment, modification, consent, waiver or supplement (or attach a copy thereof). The Pass Through Trustee shall request from the Certificateholders Directions as to (i) whether to direct the Indenture Trustee thereunder to take or refrain from taking any action which a holder of such Note has the option to direct, (ii) whether to give or execute any consents, amendments, modifications, waivers or supplements as a holder of such Note and (iii) how to vote any Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of the Notes, the Pass Through Trustee shall vote or consent with respect to such Notes in the same proportion as the Certificates were actually voted by Acts of Certificateholders delivered to the Pass Through Trustee prior to two Business Days before the Pass Through Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to
Section 6.04, in the case that an Event of Default hereunder shall have occurred and be continuing, the Pass Through Trustee may, in its own discretion and at its own direction, direct any such action, cast any such vote or give any such consent if such waiver, consent, amendment, modification or supplement will not, in the reasonable judgment of the Pass Through Trustee, adversely affect the interests of the Certificateholders.

                                   ARTICLE XI

                        TERMINATION OF PASS THROUGH TRUST

                  Section 11.01. Termination of the Pass Through Trust. The respective obligations and responsibilities of the Company and the Pass Through Trustee created hereby shall terminate upon the distribution to all Certificateholders of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property, and the Pass Through Trust created hereby shall terminate upon the distribution to all Certificateholders and the Pass Through Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Pass Through Trust created hereby continue beyond the expiration of 21 years less one day following the death of the last survivor of all living descendants of Joseph P. Kennedy, Sr., living on the date of this Agreement, unless applicable law shall permit a longer term, in which case such longer term will apply.

                  Notice of any termination, specifying the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Pass Through Trustee for payment of the final distribution and cancellation (at maturity, redemption or otherwise), shall be mailed promptly by the Pass Through Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the proposed final payment of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Pass Through Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Pass Through Trustee therein specified. The Pass Through Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Pass Through Trustee shall cause to be distributed to Certificateholders amounts distributable on such Regular Distribution Date (or Special Distribution Date, as the case may be) pursuant to Section 4.02.

                  In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Pass Through Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Certificates after the relevant Regular Distribution Date (or Special Distribution Date, as the case may be). In the event that any money held by the Pass Through Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years and six months (or such lesser time as the Pass Through Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Pass Through Trustee shall pay to the Indenture Trustees, pro rata, the appropriate amount of money and shall give written notice thereof to the Company, the Lessors and the Owner Participants.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  Section 12.01. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Pass Through Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Pass Through Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

                  Section 12.02. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Pass Through Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Pass Through Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Pass Through Trustee pursuant to Section 3.02 are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Pass Through Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

                  Section 12.03. Notices. (a) Unless otherwise specifically provided herein, all notices required under the terms and provisions of the Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service, telecopy, or facsimile (confirmed by telephone or in writing in the case of notice by telecopy or facsimile) or any other customary means of communication, and any such notice shall be effective upon receipt, if to the Company, to:

                           Ahold Lease U.S.A., Inc.

                           c/o Ahold U.S.A., Inc.

                           14101 Newbrook Drive

                           Chantilly, Virginia 20151



                           Facsimile: (703) 961-6051

                           Telephone: (703) 961-6000
                  if to the Pass Through Trustee, to:

                           First Union National Bank
                           Attn: Corporate Trust Department
                           401 South Tryon Street
                           12th floor
                           Charlotte, North Carolina 28288-1179

                           Facsimile: (704) 383-6039

                           Telephone: (704) 383-0492



                  (b) The Company or the Pass Through Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  (c) Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for Certificateholders shown on the Register kept by the Registrar and to addresses filed with the Pass Through Trustee for Certificate Owners. Failure to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

                  (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

                  (e) If the Company mails a notice or communication to the Certificateholders, it shall mail a copy to the Pass Through Trustee and to each Paying Agent at the same time.

                  (f) Notwithstanding the foregoing, all communications or notices to the Pass Through Trustee shall be deemed to be given only when received by a Responsible Officer of the Pass Through Trustee.

                  (g) The Pass Through Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Pass Through Trustee hereunder from any Certificateholder, Lessor or Indenture Trustee.

                  Section 12.04. Governing Law. THIS AGREEMENT HAS BEEN NEGOTIATED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 12.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Pass Through Trust, or of the Certificates or the rights of the Certificateholders thereof.

                  Section 12.06. Trust Indenture Act Controls. Upon the declaration by the Commission of the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, this Agreement shall become subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions. From and after the declaration by the Commission of the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, if any provision of this Agreement limits, qualifies or conflicts with another provision which is required to be included in this Agreement by the Trust Indenture Act, the required provision shall control.

                  Section 12.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 12.08. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Pass Through Trustee, the Company and Royal Ahold shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

                  Section 12.09. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  Section 12.10. Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

                  Section 12.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  Section 12.12. Communication by Certificateholders with Other Certificateholders. Certificateholders may communicate with other Certificateholders with respect to their rights under this Agreement or the Certificates pursuant to Section 312(b) of the Trust Indenture Act. The Company, Royal Ahold, the Pass Through Trustee and any and all other persons benefited by this Agreement shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

                  Section 12.13. Intention of Parties. The parties hereto intend that the Pass Through Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E of Part I of Subchapter J of Chapter 1 of the Code, and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder, by its acceptance of its Certificate or a beneficial interest therein, agrees (1) to indemnify and hold harmless the Pass Through Trustee and the Company from and against any improper failure to withhold taxes from amounts payable to it or for its benefit and (2) to treat the Pass Through Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

                  IN WITNESS WHEREOF, the Company and the Pass Through Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       AHOLD LEASE U.S.A., INC.

                                       By: /s/ DANIEL C. TIEDGE
                                           -------------------------------------
                                           Name: Daniel C. Tiedge
                                           Title: Vice President



                                       FIRST UNION NATIONAL BANK,
                                         as Pass Through Trustee

                                       By: /s/ STEPHANIE J. PURDY
                                           -------------------------------------
                                           Name: Stephanie J. Purdy
                                           Title: Trust Officer

                                                                       EXHIBIT A

                               FORM OF CERTIFICATE

REGISTERED

No.

         [THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR PERMANENT OR CERTIFICATED CERTIFICATES, ARE AS SPECIFIED IN THE PASS THROUGH TRUST AGREEMENT. NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

         THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE IS EXCHANGEABLE IN WHOLE OR IN PART FOR ONE OR MORE GLOBAL CERTIFICATES ONLY (1) ON OR AFTER THE TERMINATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S) AND (2) UPON PRESENTATION OF CERTIFICATES REQUIRED BY
         SECTION 3.01(f) OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN. UPON EXCHANGE OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE FOR ONE OR MORE GLOBAL CERTIFICATES, THE PASS THROUGH TRUSTEE SHALL CANCEL THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE.]*

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). YOU, THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREE THAT THIS CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OF THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (UPON DELIVERY TO THE PASS THROUGH TRUSTEE AND AHOLD LEASE U.S.A., INC. OF AN OPINION OF COUNSEL AND OTHER DOCUMENTATION AS THE PASS THROUGH TRUSTEE OR AHOLD LEASE


--------------------

             * To be included on the face of each Regulation S Temporary Global Certificate.

         U.S.A., INC. MAY REQUEST), (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OF THE SECURITIES ACT (IF APPLICABLE), (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES

         ACT, OR (6) TO AHOLD LEASE U.S.A., INC. OR ANY AFFILIATE (AS DEFINED IN RULE 501(b) OF REGULATION D UNDER THE SECURITIES ACT) OF AHOLD LEASE U.S.A., INC. AND, IN EACH OF THE FOREGOING CASES, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE PASS THROUGH TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.06 AND 3.07 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.]**

         BY YOUR ACQUISITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN, YOU COVENANT AND AGREE, FOR THE BENEFIT OF THE INDENTURE TRUSTEES, THE PASS THROUGH TRUSTEES, KONINKLIJKE AHOLD N.V., AHOLD LEASE U.S.A., INC. AND THE LESSORS HEREIN REFERRED TO, THAT (A) YOU ARE NOT A PLAN (AS DEFINED BELOW) AND THAT YOU ARE NOT PURCHASING OR HOLDING SUCH CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, OR WITH THE ASSETS OF, A PLAN OR (B) YOUR PURCHASE, HOLDING AND DISPOSITION OF THIS CERTIFICATE OR INTEREST HEREIN IS


--------------------

            **   To be included on the face of each Global Certificate.

         EXEMPT FROM THE PROHIBITED TRANSACTION RULES OF ERISA (AS DEFINED BELOW) AND THE CODE (AS DEFINED BELOW) PURSUANT TO ONE OR MORE APPLICABLE STATUTORY OR ADMINISTRATIVE PROHIBITED TRANSACTION EXEMPTIONS. FOR THESE PURPOSES, A "PLAN" INCLUDES AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO TITLE I OF ERISA, A "PLAN" (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE")), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF SUCH EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN THE ENTITY.

                             [GLOBAL CERTIFICATE]*

                                   AHOLD LEASE

                         PASS THROUGH TRUST, SERIES A-2

                    8.62% Initial Pass Through Certificates,

                                   Series A-2

                               CUSIP: 500467 AC 9
                               ISIN: US500467AC92

                    Final Distribution Date: January 2, 2025

             evidencing a fractional undivided interest in a trust, the property of which includes the Trust Property (as defined below) $250,720,000 Fractional Undivided Interest representing .0398851308%
                     of the Trust per $100,000 face amount.


                  THIS CERTIFIES THAT CEDE & CO., for value received, is the registered owner of a US$250,720,000 (Two Hundred and Fifty Million Seven Hundred and Twenty Thousand dollars) Fractional Undivided Interest in the Ahold Lease Series A-2 Pass Through Trust (the "Trust"), created pursuant to a Pass Through Trust Agreement dated as of February 12, 2001 (the "Agreement") among First Union National Bank, a national banking association, as trustee (the "Pass Through Trustee") and Ahold Lease U.S.A., Inc., a Delaware corporation (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "8.62% Pass Through Certificates, Series A-2" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust (the "Trust Property") includes (i) the Notes held as property of the Trust and all monies at any time paid thereon and all monies due and to become due thereunder; (ii) funds from time to time deposited with the Pass Through Trustee in the Escrow Account, the Certificate Account and the Special Payments Account relating to such Notes and any proceeds from the sale of any Notes by the Pass Through Trustee pursuant to Article VI of the Agreement; and (iii) all rights of the Trust and the Pass Through Trustee, on behalf of the Trust, under the applicable Note Documents. The Certificates represent fractional undivided interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any assets or property other than the Trust Property.


--------------------

*   To be included on the face of each Global Certificate.

                  Subject to and in accordance with the terms of the Agreement, from and to the extent of funds then available to the Pass Through Trustee, there will be distributed on each January 2 and July 2 (each, a "Regular Distribution Date"), commencing January 2, 2002 (or as soon thereafter as the Pass Through Trustee has confirmed receipt of payment) to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the sum total of all Certificates evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that any Special Payment on the Notes is received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, as the case may be, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding such Special Distribution Date, an amount in respect of such Special Payment on the Notes, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the sum total of all Certificates evidenced by this Certificate and an amount equal to the sum of such Special Payment so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period. The Pass Through Trustee shall mail notice of each Special Payment, and the Special Distribution Date therefor, to the Certificateholders of the Certificates.

                  Distributions on this Certificate will be made by the Pass Through Trustee by (i) if (A) The Depository Trust Company, a New York corporation ("DTC") or its nominee is the Certificateholder of record of this Certificate, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass Through Trustee specified in such notice.

                  [Until this Regulation S Temporary Global Certificate is exchanged for one or more Regulation S Permanent Global Certificates, the Certificateholder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S

Temporary Global Certificate shall in all other respects be entitled to the same benefits as other Certificates under the Agreement.]**

                  THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


--------------------

            ** To be included on the face of each Regulation S Temporary Global Certificate.

                  IN WITNESS WHEREOF, the Pass Through Trustee has caused this Certificate to be duly executed.

                                       AHOLD LEASE SERIES A-2 PASS THROUGH TRUST


                                       By: First Union National Bank, as Pass
                                             Through Trustee



                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

         [FORM OF PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

                    This is one of the Certificates referred
                      to in the within-mentioned Agreement.


                                       First Union National Bank, as Pass
                                       Through Trustee



                                       By:
                                           -------------------------------------
                                                    Authorized Officer

                            [Reverse of Certificate]

                  The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company, Royal Ahold or the Pass Through Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders of this Certificate under the Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement, and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Pass Through Trustee with the consent of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

                  [The Holder of this Certificate is entitled to the benefits of the Registration Rights Agreement, dated as of January 26, 2001, among the Company, Royal Ahold and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that an exchange offer is not completed within 270 days after the date of the issuance of the Certificates without a shelf registration statement being filed with the SEC, the interest rate will be increased by 0.50% per annum from and including such 270th day, to but excluding the earlier of (1) the date on which the exchange offer is completed and (2) the date on which the shelf registration statement is declared effective. In any other circumstances when the Company and Royal Ahold are required to file a shelf registration statement, if such shelf registration statement has not been filed with the SEC on or before 60 days after the requirement to file a shelf registration statement has been triggered, the interest rate will be increased by 0.50% per annum from and including such 60th day, to but excluding the earlier of (1) the date on which the shelf registration statement is filed and (2) the date on which pass through certificates are no longer required to be registered pursuant to an effective registration statement. Except in the case of a permitted suspension period relating to the shelf registration statement, in the event that the shelf registration statement ceases to be effective at any time prior to the second anniversary of the date of the issuance of the Certificates without again becoming effective or being succeeded within 90 days by an additional registration statement that has been filed and declared effective, such interest rate shall be increased by 0.50% per annum from the 91st day after such shelf registration statement ceases to be effective, to but excluding the earliest of
(1) the date on which the shelf registration statement again becomes effective,
(2) the date on which an additional registration statement is filed and declared effective and (3) the date on which the Certificates are no longer required to be registered pursuant to an effective registration statement. Notwithstanding the foregoing, the aggregate of any interest rate increases shall not in any event exceed 0.50% per annum.]*

                  The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a denomination of less than $100,000. Except as provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Fractional Undivided Interest as requested by the Certificateholder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  Each Certificateholder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code, as amended, by its acceptance of a Certificate, agrees to indemnify and hold harmless the Pass Through Trust, the Pass Through Trustee and the Company from and against any improper failure to withhold taxes from amounts payable to it or for its benefit. Each Certificateholder, by its acceptance of this Certificate, agrees to treat the Pass Through Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

                  The Pass Through Trustee, the Registrar and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Registrar nor any such agent shall be affected by any notice to the contrary.


--------------------

  *   To be included only on each Initial Certificate.

                  The obligations and responsibilities created by the Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                            [FORM OF TRANSFER NOTICE]

                  FOR VALUE RECEIVED the undersigned registered
Certificateholders hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

--------------------------------------------------------------------------------

please print or typewrite name and address including zip code of assignee

--------------------------------------------------------------------------------

the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing _____________________________ attorney to transfer said Certificate on the books of the Pass Through Trustee with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                        ON ALL [DEFINITIVE] CERTIFICATES
                         EXCEPT REGULATION S GLOBAL AND
                      REGULATION S DEFINITIVE CERTIFICATES]

                  In connection with any transfer of this Certificate occurring prior to the date that is the earlier of the date of an effective Registration Statement or the date two years after the later of the original issuance of this Certificate or the last date on which this Certificate was held by Ahold Lease U.S.A., Inc., the Pass Through Trustee or any affiliate of such Persons, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Certificate is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Certificate is being transferred in compliance with an exemption from registration under the Securities Act of 1933, as amended, other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Certificate and the Agreement.

If neither of the foregoing boxes is checked, the Pass Through Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Certificateholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.07 of the Agreement shall have been satisfied.

Date:____________                      _________________________________________
                                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that (i) it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and/or Royal Ahold as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A or (ii) it is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which has delivered to the Pass Through Trustee a letter, substantially in the form of Exhibit B to the Agreement.

Dated:__________________               _________________________________________
                                       NOTICE: To be executed by an executive
                                       officer

                                                                       EXHIBIT B

                            FORM OF PURCHASER LETTER
                (INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATES)

Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ahold Lease U.S.A., Inc.
14101 Newbrook Drive
Chantilly, Virginia 20151

First Union National Bank
401 South Tryon Street, 12th Floor
Charlotte, North Carolina 28288-1179

                  Re: Purchase of 8.62% Ahold Lease 2001-A Pass Through Certificates, Series A -2 due 2025

Ladies and Gentlemen:

                  This letter is delivered by us in connection with our purchase of the series of pass through certificates referenced above in an amount of US$ (the "Securities"). Terms used but not defined herein have the meanings ascribed thereto in the Pass Through Trust Agreement, Series A-2, dated as of February 12, 2001 (the "Pass Through Trust Agreement"), between Ahold Lease U.S.A., Inc. (the "Company") and First Union National Bank, as pass through trustee (the "Pass Through Trustee"), for the benefit of the holders of the pass through certificates issued thereunder.

                  In connection with such purchase, we hereby confirm that:

                  1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state or any other jurisdiction, and are being sold to us in a transaction that is exempt from the registration requirements of the Act and such securities laws.

                  2. We acknowledge that we have received a copy of the Offering Memorandum dated January 26, 2001 relating to the Securities (the "Final Memorandum") and that we have reviewed the Final Memorandum and that we have had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Final Memorandum and that we have had access to such finance and other information we have deemed necessary concerning the Company, Royal Ahold and the Securities or any other matter relevant to our decision to purchase the Securities. We acknowledge that we have read and agree with the matters stated in the section entitled "Notice to Investors" in the Final Memorandum.

                  3. We acknowledge that none of the Company, Royal Ahold, the Initial Purchasers (as identified in the Final Memorandum) or any person acting on behalf of the Company, Royal Ahold or the Initial Purchasers has made any representation to us with respect to the Company, Royal Ahold or the offer or sale of any Securities, other than the information contained in the Final Memorandum.

                  4. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (and any account for which we are purchasing under paragraph 5 below is) an institution that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act) able to bear the economic risk of our or its investment in the Securities and can afford the complete loss of such investment.

                  5. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and with neither a view to any distribution of the Securities nor any present intention of offering or selling any of the Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

                  6. We agree that the Securities may not be reoffered, resold, pledged or otherwise transferred except:

                           (A) (i) to a person whom we reasonably believe is a
                  "qualified institutional buyer" within the meaning of Rule 144A of the Act in a transaction meeting the requirements of Rule 144A;

                           (ii) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act in a transaction exempt from the registration requirements of the Act (upon delivery to the Pass Through Trustee and the Company of an opinion of counsel experienced in securities law matters to such effect and such other documentation as the Pass Through Trustee or the Company may request);

                           (iii) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Act;

                           (iv) pursuant to an exemption from registration under the Act provided by Rule 144 under the Act, if available;

                           (v) pursuant to an effective registration statement under the Act; or

                           (vi) to the Company or any affiliate (as defined in Rule 501(b) of Regulation D under the Act) of the Company; and

                           (B) in each of the foregoing cases, in accordance
                  with any applicable securities laws of any State of the United States.

                  7.  We understand as follows:

                  (a) The Securities will be in registered form only and that any certificates delivered to us in respect of the Securities will bear a legend substantially to the following effect:

                           "This certificate has not been registered under the
                  United States Act of 1933, as amended (the "Securities Act"). You, the holder hereof, by purchasing this certificate, agree that this certificate may not be offered, resold, pledged or otherwise transferred other than (1) to a person whom the transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A of the Securities Act in a transaction meeting the requirements of Rule 144A, (2) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act in a transaction exempt from the registration requirements of the Securities Act (upon delivery to the Pass Through Trustee and Ahold Lease U.S.A., Inc. of an opinion of counsel and other documentation as the Pass Through Trustee or Ahold Lease U.S.A., Inc. may request), (3) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 of the Securities Act (if applicable), (5) pursuant to an effective registration statement under the Securities Act, or (6) to Ahold Lease U.S.A., Inc., or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of Ahold Lease U.S.A., Inc., and in each of the foregoing cases, in accordance with any applicable securities laws of any State of the United States" and

                  (b) Fully registered, definitive certificates will be issued without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of subsections (iv), (v) and (vi) of paragraph 6 above, or at our request at such time as we would be permitted to dispose of them in accordance with Rule 144(k) under the Act (upon delivery of such opinions or other documentation as the Pass Through Trustee or the Company may request).

                  8. In the event that we purchase any of the Securities, we will acquire Securities having a minimum purchase price of not less than US$100,000 for our own account or for any separate account for which we are acting.

                  9. We hereby undertake to be bound by the terms and conditions of the Trust Agreement in our capacity as an owner of the Securities in all respects as if we were a signatory thereto. This undertaking is made for the benefit of the certificate registrar, the Pass Through Trustee and all holders of the Securities present and future.

                  10. We will not sell or otherwise transfer any portion of the Securities, except in compliance with the Trust Agreement (including the provisions thereof requiring delivery of a purchaser letter containing a representation that the transferee is an "accredited investor" as described above and such other certifications, opinions of counsel or other information as the Pass Through Trustee or the Company requires to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act) and in compliance with the provisions hereof.

                  11. Either (1) we are neither an employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor any plan, within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), which is subject to Section 4975 of the Code, nor any entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in the entity (each of the foregoing a "Plan") and we are not acquiring or holding the Securities or any interest therein on behalf of, or with the assets of, a Plan or (2) our purchase, holding and disposition of the Securities or interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more applicable statutory or administrative prohibited transaction exemptions.

                  We acknowledge that the addressees hereof and others will rely on our confirmations, acknowledgments and agreements set forth herein. The Pass Through Trustee and the Company are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. THIS LETTER WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                       Very truly yours,

                                       [Name of Purchaser]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Dated:
Securities to be Purchased
$

                                                                       EXHIBIT C

                          FORM OF TRANSFER CERTIFICATE

                                                                          [date]

First Union National Bank,
   as Pass Through Trustee
401 South Tryon Street, 12th Floor
Charlotte, North Carolina 28288-1179

         Re:    Ahold Lease Series A-2 Pass Through Trust (the "Trust"),
                8.62% Pass Through Certificates, Series A-2 (the "Certificates")

Ladies and Gentlemen:

         [name of transferor] (the "Transferor") owns and proposes to transfer $_____ Fractional Undivided Interest of the Certificates (the "Transfer"), to [name of proposed transferee] (the "Transferee"), as further specified in Annex A hereto. Capitalized terms used herein but not defined herein shall the meanings assigned thereto in the Pass Through Trust Agreement, Series A-2, dated as of February 12, 2001 (the "Pass Through Trust Agreement") between Ahold Lease U.S.A., Inc. and First Union National Bank, as Pass Through Trustee. In connection with the Transfer, the Transferor hereby certifies that the Transfer will be effected pursuant to and in accordance with the United States Securities Act of 1933, as amended, (the "Securities Act") and, accordingly, as follows:

                  [CHECK ALL THAT APPLY]

1. [ ]   Check if Transferee will take delivery of beneficial interests in the
Restricted Global Certificate pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interests are being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interests for its own account or for one or more accounts with respect to which such Person exercises sole investment discretion, and that such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and that such Transfer is in compliance with the blue sky securities laws of any applicable state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Pass Through Trust Agreement, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the Restricted Global Certificate and in the Pass Through Trust Agreement and the Securities Act.

2. [ ]   Check if Transferee will take delivery of beneficial interests in the
Regulation S Temporary Global Certificate, the Regulation S Permanent Global Certificate or the Regulation S Definitive Certificates pursuant to Regulation
S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby certifies that (i) the Transfer is not being made to a person in the United States

(as defined in Regulation S under the Securities Act) and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period or pursuant to Rule 903 of Regulation S, the transfer is not being made to a U.S. person (as defined under Regulation S under the Securities Act) or for the account or benefit of a U.S. person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Pass Through Trust Agreement, the transferred beneficial interest or Regulation S Definitive Certificate(s) will be subject to the restrictions on Transfer enumerated in the Restricted Legend printed on the Regulation S Temporary Global Certificate, Regulation S Permanent Global Certificate and/or Regulation S Definitive Certificate(s), as applicable, and in the Pass Through Trust Agreement and the Securities Act.

3. [ ]   Check and complete if Transferee will take delivery of Restricted
Definitive Certificates, which will be subject to transfer restrictions, pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Certificates, Regulation S Temporary Global Certificates and Definitive Certificates bearing the Restricted Legend to and in accordance with the Securities Act and the blue sky securities laws of any applicable state of the United States, and, accordingly, the Transferor hereby further certifies that (check one);

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       OR

         (b) [ ] such Transfer is being effected to the Company or an Affiliate thereof;

                                       OR

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       OR

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an available exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that (i) the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Certificate, Regulation S Temporary Global Certificate or a Definitive

Certificate, as the case may be, bearing the Restricted Legend and the requirements of the exemption claimed, (ii) the Transfer is in respect of a principal amount of Certificates at the time of Transfer of $100,000 or more,
(iii) a certificate has been executed by the Transferee substantially in the form of Exhibit B to the Pass Through Trust Agreement and (iv) an Opinion of Counsel has been provided by the Transferor or the Transferee in form and scope satisfactory to the Pass Through Trustee and the Company (a copy of which the Transferor has attached to this certification) to the effect that (x) such Transfer is in compliance with the Securities Act and (y) such Transfer complies with the blue sky securities laws of any applicable state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Pass Through Trust Agreement, the Definitive Certificate(s) received will be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the Restricted Definitive Certificate(s), in the Pass Through Trust Agreement and in the Securities Act.

4. [ ]   Check if Transferee will take delivery of beneficial interests in the
Regulation S Temporary Global Certificate or the Regulation S Permanent Global Certificate or of the Regulation S Definitive Certificates.

         (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Pass Through Trust Agreement and the blue sky securities laws of any applicable state of the United States, and (ii) the restrictions on transfer contained in the Pass Through Trust Agreement and the Restricted Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Pass Through Trust Agreement, the transferred beneficial interests or Definitive Certificate(s) will no longer be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the Restricted Global Certificates or Regulation S Temporary Global Certificates or on Definitive Certificates bearing the Restricted Legend and in the Pass Through Trust Agreement.

         (b) [ ] Check if Transfer is pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Pass Through Trust Agreement and the restrictions on transfer contained in the Pass Through Trust Agreement and the Restricted Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Pass Through Trust Agreement, the transferred beneficial interests or Definitive Certificate(s) will no longer be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the Restricted Global Certificates or Regulation S Temporary Global Certificates or on Definitive Certificates bearing the Restricted Legend and in the Pass Through Trust Agreement.

         (c) [ ] Check if Transfer is pursuant to Other Exemptions. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 144A, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Pass Through Trust Agreement, (ii) an Opinion of Counsel has been provided by the Transferor or the Transferee in form and scope satisfactory to the Pass Through Trustee and the Company (a copy of which the Transferor or the Transferee, as applicable, has attached to this certification) to the effect that such Transfer is in compliance with the Securities Act and the blue sky securities laws of any applicable state of the United States, and
(iii) the restrictions on transfer contained in the Pass Through Trust Agreement and the Restricted Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Pass Through Trust Agreement, the transferred beneficial interests or Definitive Certificate(s) will not be subject to the restrictions on transfer enumerated (i) in the Restricted Legend printed on the Restricted Global Certificates, the Regulation S Global Certificates or the Definitive Certificates and (ii) in the Pass Through Trust Agreement.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                  ------------------------------

                  [Insert Name of Transferor]

                  By: __________________________

                      Name:
                      Title:

                  Date: ________________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                         [CHECK ONE OF (a), (b) OR (c)]

         (a)      [ ] Beneficial interests in the:

                  (i)      [ ] Restricted Global Certificate (CUSIP 500467
                               AC 9), or

                  (ii)     [ ] Regulation S Temporary Global Certificate (CUSIP
                               N0139V AD 2), or

                  (iii)    [ ] Regulation S Permanent Global Certificate (CUSIP
                               N0139V AD 2); or

         (b)      [ ] Restricted Definitive Certificates; or

         (c)      [ ] Regulation S Definitive Certificates.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      [ ] Beneficial interests in the:

                  (i)      [ ] Restricted Global Certificate (CUSIP), or

                  (ii)     [ ] Regulation S Temporary Global Certificate
                               (CUSIP), or

                  (iii)    [ ] Regulation S Permanent Global Certificate
                               (CUSIP); or

         (b)      [ ] Restricted Definitive Certificates; or

                  [ ] Regulation S Definitive Certificates.